UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CARPENTER TECHNOLOGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Notice of 2017 Annual Meeting and Proxy Statement

Carpenter's Strategy

Driving Force:
Distinctive Product and Process Capabilities

Business Purpose:
Our driving force is to leverage our core technical strength in engineered materials and process capabilities to solve our customers' current and anticipated challenges. We will grow in market segments where we can provide differentiated and value-added solutions to complex problems. We will solidify our position as the industry leader by being the preferred solutions provider and providing our customers a competitive advantage.

Areas of Excellence:

Technology Development

- Respond to customer technical questions quickly
- Rapidly translate customer needs into solutions
- Develop proprietary and breakthrough products
- Establish and maintain process expertise and excellence
- Capture internal "know-how"

Operational Excellence

- Be safe and compliant
- Practice System Thinking
- Develop and execute standard work
- Identify and eliminate waste
- Employ root cause problem solving
- Perform daily management
- Control key process variables

Strategic Marketing

- Think, act and execute in a future outcome manner
- Translate broad strategies into actionable plans
- Demonstrate market knowledge
- Segment and target markets based on potential value and growth
- Provide timely customer solutions
- Support the go-to-market approach and advantage

Talent Engagement

- Acquire talent on an ongoing basis
- Provide attractive mix of rewards and recognition
- Sustain a high-performance environment
- Employ a living, strategic work plan
- Develop talent based upon criticality to the organization
- Anticipate changing requirements of a shifting workforce and marketplace
- Create compelling careers

September 19, 2017 Dear Stockholders: You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Carpenter Technology Corporation to be held on October 10, 2017, at 11:00 a.m. Eastern Daylight Time, at the Pyramid Club, 1735 Market Street, Philadelphia, Pennsylvania. Details regarding admission to the meeting and the business to be conducted are provided in the accompanying Notice of Annual Meeting and Proxy Statement. Fiscal Year 2017 Actions Continued to Strengthen Our Growth Potential During fiscal year 2017, we continued our journey to transform Carpenter into a preferred solutions provider by executing against our four areas of excellence (Operational Excellence, Strategic Marketing, Technology Development and Talent Engagement) while simultaneously evaluating our decisions through the lens of our core values. We have delivered in many ways this year and enter fiscal year 2018 with a strong foundation for the future. ffIn the area of Operational Excellence, we continued to implement the Carpenter Operating Model and reduced our Specialty Alloys Operations (“SAO”) segment’s variable cost by about 3%. At the same time, we began to roll out the Carpenter Operating Model in our Performance Engineered Products (“PEP”) segment and saw immediate results with significant capacity increases that allowed us to capture additional market opportunities. ffOur Strategic Marketing focus also began to deliver results as we harnessed the power of the total Carpenter portfolio across all of our end-use markets. As a result, we have gained market share, increased our backlog and strengthened our customer relationships by becoming their preferred solutions provider. ffWe advanced in Technology Development through multiple facets. With the acquisition of Puris, we entered the rapidly expanding titanium powder market and improved our position in the emerging additive manufacturing space. In addition, we introduced several new products, such as HYPOCORE™ alloy, PURIS™ 5+ titanium alloy and ECOCLEAR™ wire coating, with the goal of providing to our customers a competitive advantage. ffIn Talent Engagement, we strengthened the organization with key new hires, while enhancing Carpenter generally through increased engagement and an unwavering company-wide focus on safety. In addition, we also took other major actions, such as our decision to freeze our largest defined benefit pension plan and voluntarily contributed $100 million to that plan. These actions not only improve our competitive position but also help strengthen our balance sheet and better position us for the future. Furthermore, we continue to be focused on direct returns to our stockholders and we paid $34 million in dividends in fiscal year 2017. We enter fiscal year 2018 more confident and more excited about our prospects. We are continuing to build on the momentum established last year, and we have established a solid foundation for growth. As we continue to evolve as the preferred solutions provider for our customers, we are helping them evolve as well. Thank you for your continued support and confidence in Carpenter. I hope you can join us at the Annual Meeting. Sincerely, Tony R. Thene President & Chief Executive Officer

Main Section Title [H1] • Subsection Title [H2] Notice of Annual Meeting of Stockholders Only stockholders who were record owners of our common stock at the close of business on August 11, 2017, may vote at the meeting. A list of those stockholders will be available at the meeting and during the ten days before the meeting at Carpenter’s office of the Corporate Secretary, 1735 Market Street, 15th Floor, Philadelphia, Pennsylvania 19103. Carpenter’s Board of Directors solicits this proxy. Carpenter Technology Corporation will hold its 2017 Annual Meeting of Stockholders at the Pyramid Club, 1735 Market Street, Philadelphia, Pennsylvania 19103 on Tuesday, October 10, 2017, at 11:00 a.m. We will vote on the following matters: How to Vote: It is important that you vote your shares. We encourage you to take advantage of the easy and cost-effective Internet and telephone voting that Carpenter offers. Mail: Complete and sign the proxy card and return it in the enclosed postage pre-paid envelope. 1. The election of four directors to three-year terms expiring in 2020; 2. Approval of the appointment of PricewaterhouseCoopers LLP as Carpenter’s independent registered public accounting firm for fiscal year 2018; 3. Approval of our named executive officers’ compensation, in an advisory vote; 4. The selection, on an advisory basis, of the frequency of future stockholder advisory votes on executive compensation; and 5. Any other business that is properly presented at the meeting. In Person: You may attend the Annual Meeting and vote by ballot. Your admission ticket to the Annual Meeting is either attached to your proxy card or is in the e-mail by which you received your Proxy Statement. Important notice regarding the availability of proxy materials for the annual meeting to be held on October 10, 2017. This Proxy Statement and our Annual Report to Stockholders for the fiscal year ended June 30, 2017, are available electronically at http://www.proxyvote.com. Selected information from Carpenter’s 2017 Annual Report on Form 10-K, including financial statements, is being delivered along with this Proxy Statement, but is not incorporated as part of the Proxy Statement and is not to be considered part of the proxy solicitation material. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are being sent to stockholders on or about September 19, 2017. On behalf of the Board of Directors, James D. Dee, Vice President, General Counsel and Secretary CARPENTER TECHNOLOGY 2017 PROXY STATEMENT Telephone: If your shares are held in the name of a broker, bank, or other nominee: Follow the telephone voting instructions, if any, provided on your proxy card. If your shares are registered in your name: Call 1-800-690-6903 and follow the telephone voting instructions. You will need the control number that appears on your proxy card when you call. Internet: Visit the website listed on your proxy card. You will need the control number that appears on your proxy card when you access the web page.

Main Section Title [H1] • Subsection Title [H2] Table of Contents Proxy Summary 6 Proposal No. 1 – Election of Directors 10 Nomination Process and Criteria For Selection 10 Director Skills Summary 11 Nominees and Current Directors 12 Corporate Governance 17 Board Information 17 Majority Voting Standard for Election of Directors 17 Board Independence 17 Board Leadership Structure 17 Meetings of the Board, Committees and Independent Directors 17 Board Committees 18 Board of Directors’ Role in Risk Oversight 20 Stockholder Engagement and Communication with the Board 21 Corporate Responsibility 22 Governance Policies and Practices 22 Transactions with Related Parties 23 Compensation Committee Interlocks and Insider Participation 23 Section 16(a) Beneficial Ownership Reporting Compliance 24 Security Ownership of Principal Beneficial Owners 25 Directors, Nominees and Management Stock Ownership 26 Director Compensation 28 Fiscal Year 2017 Director Compensation Table 30 Proposal No. 2 – Approval of Appointment of Independent Registered Public Accounting Firm 31 Audit/Finance Committee Report 33 Proposal No. 3 – Advisory Vote to Approve the Compensation of our Named Executive Officers 35 Proposal No. 4 – Advisory Vote to Determine the Frequency of Future Say-on-Pay Votes 36 Compensation Committee Report 37 Compensation Discussion and Analysis (Table of Contents) 38 Executive Compensation (Table of Contents) 62 General Information 78 Why We Solicit Proxies 78 Method and Cost of Solicitation 78 Who Can Vote 78 How to Vote 78 Broker Non-Votes and Abstentions 79 Quorum and Required Votes 80 If You Change Your Mind After Voting 80 Stockholder Nominations to the Board of Directors 80 2018 Stockholder Proposals 80 Householding of Proxy Materials 80 Where You Can Find More Information 81 Other Matters 82 Safe Harbor Statement: Please refer to the Safe Harbor Statement in our Form 10-K for information about factors that could cause future results to differ materially from forward-looking statements, expectations, and assumptions expressed or implied in this proxy statement. CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Proxy Summary

This summary gives you an overview of selected information in this year's proxy. Please read the entire proxy before voting.

Annual Meeting of Stockholders

Meeting Date:
October 10, 2017

Time:
11:00 a.m.

Place:
Pyramid Club, 1735 Market Street, Philadelphia, Pennsylvania 19103

Record Date:
August 11, 2017

Agenda and Voting Matters

Proposal	Board Recommendation	Page Reference
1. Election of four directors to three-year terms expiring in 2020	**For all nominees**	10
2. Ratification of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2018	**For**	31
3. Advisory vote to approve the compensation of our named executive officers	**For**	35
4. Advisory vote to approve the frequency of future advisory votes on executive compensation	**For an annual vote**	36

Director Nominees: Terms to Expire 2020

Name	Director Since	Experience and Qualifications	Board Committees	Board Tenure
Steven E. Karol	2012	Chief Executive Officer; industry knowledge and strategic experience	▸ Strategy (Chair)	5 years
Robert R. McMaster	2007	Chief Executive Officer; accounting and finance experience	▸ Audit/Finance ▸ Strategy	10 years
Gregory A. Pratt	2002	Chief Executive Officer; finance, information technology, operations, and international		15 years
Tony R. Thene	2015	Chief Executive Officer; finance, information technology, and operations	▸ Strategy	2 years

Board Composition

Board Tenure


1: 0 – 3 years
5: 10 – 14 years
1: 4 – 9 years
3: 15+ years
Average Tenure
12 years

Diversity of skills and experience


9: Current or former CEOs
9: Independent
10: Industry experience
6: Financial expertise
6: Operating or manufacturing experience

6 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Proxy Summary • Governance Highlights

Governance Highlights:

Our commitment to good corporate governance is illustrated by the following practices:

- Board independence (9 out of 10 directors are independent)
- Strong corporate governance guidelines and policies
- Diversity of Board skills and experience
- Robust stock ownership guidelines for Directors and Executive Management
- Directors attended 97% of all Board and Committee meetings in fiscal year 2017
- Separate Chairman and Chief Executive Officer
- Succession planning process
- Majority voting with Director resignation policy for uncontested elections
- Stockholder outreach program
- Director training and education
- Annual Board and Committee evaluations
- Mandatory retirement policy
- Board risk oversight and assessment
- Independent Directors meet in executive sessions without management present

Compensation Governance Practices

Our executive compensation program reflects the Board's strong commitment to good governance.

What we do

Balanced portfolio: The program design provides a balanced mix of cash and equity, annual and long-term incentives, and performance metrics (financial and operational goals, in addition to Adjusted EBITDA and TSR).

Double trigger benefits: The Compensation Committee has implemented a double trigger for change-in-control separation benefits. This means that a change in control of Carpenter alone does not trigger any severance obligations to our Named Executive Officers ("NEOs") under our Change in Control Severance Plan.

Committee discretion to reduce annual cash incentive: The Compensation Committee retains discretion to reduce, but not increase, annual cash incentive payouts for NEOs in appropriate circumstances.

Equity ownership guidelines: We maintain equity ownership guidelines that require Corporate Vice Presidents and above to achieve an equity ownership level, over a five-year period, equal to a certain multiple of base salary. For the CEO, the level is 5x base salary; for Senior Vice Presidents, 3x base salary; and for Corporate Vice Presidents, 2x base salary.

Independent compensation consultants: We engaged independent compensation consultants who provided information to support the Compensation Committee's work, including a peer group analysis, market compensation data, and an analysis of various compensation instruments and metrics.

Risk assessment: The Compensation Committee reviews an annual assessment by the independent compensation consultant to confirm that metrics and goals are appropriate to drive high performance without encouraging risk-taking beyond established risk parameters.

What we don't do

No excise tax gross-ups: The compensation program does not include any change-in-control tax gross-ups to our executives.

No dividend payments on unearned restricted stock units: We do not pay or accrue dividends on unearned restricted stock units.

Limited perquisites: We provide a minimal level of perquisites to our NEOs—primarily financial and tax counseling, tax preparation, medical examinations, relocation expenses and parking fees (at our downtown Philadelphia headquarters).

No hedging/pledging of company stock: Our policy prohibits hedging or pledging of Carpenter stock by NEOs.

No option repricing: Our long-term incentive plan does not permit repricing of stock options without stockholder approval. Additionally, the plan does not permit Carpenter to offer a cash buyout of underwater options.

CARPENTER TECHNOLOGY 2017 PROXY STATEMENT 7

Proxy Summary • Stockholder Engagement and Advisory Say-On-Pay Vote

Stockholder Engagement and Advisory Say-On-Pay Vote

Since 2012, we have provided stockholders an annual say-on-pay advisory vote on compensation of our NEOs. We are very pleased that stockholders expressed their strong support of our compensation practices, with 98% of votes cast at both the 2015 and 2016 annual meetings in favor of our executive compensation.

Fiscal Year 2017 Performance

During fiscal year 2017, we continued building on the foundation for long-term sustainable growth and executing our updated strategy. We made notable progress in the following areas:

- We realized benefits of our realigned commercial team and market-focused sales approach. For example, we achieved share gains across our end-use markets and delivered consistent backlog growth and increased booking rates.
- We advanced our productivity and cost reduction plans through the further roll-out of the Carpenter Operating Model in our PEP businesses. In addition, the Carpenter Operating Model drove further cost and productivity improvements in our SAO segment.
- We invested in new technology and capabilities to further strengthen our solutions portfolio. These investments in core growth areas include, most notably, the addition of titanium powder as a result of a business acquisition.
- We refinanced our existing credit facility and took action to reduce our pension liabilities moving forward by freezing our largest defined benefit pension plan. To further improve our balance sheet, we made a $100 million voluntary pension contribution and divested a business that did not fit in our strategic vision.

As a result of these efforts and improving conditions in our markets during the second half of fiscal year 2017, we closed the year on a high note and demonstrated improving quarterly sequential earnings momentum. Carpenter again generated profitable results in fiscal year 2017 and returned $34 million to stockholders through dividends.

8 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Proxy Summary • Pay for Performance Pay for Performance Our compensation program targets market median positioning, but delivers the majority of that compensation through performance-based compensation elements. This ensures proper alignment with our stockholders and ties the ultimate value delivered to NEOs (above/below target) to Carpenter’s performance. Target Direct Compensation Mix – CEO Target Direct Compensation Mix – NEOs* * Represents target pay mix for Messrs. Audia, Haniford, and Dee. 9 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT 11% Restricted Stock Units (Time) 33% Base Salary 23% Target Bonus 22% Restricted Stock Units (Target Performance) 11% Stock Options 56% Performance Based 16% Restricted Stock Units (Time) 18% Base Salary 18% Target Bonus 32% Restricted Stock Units (Target Performance) 16% Stock Options 66% Performance Based

Main Section Title [H1] • Subsection Title [H2] Proposal 1: Election of Directors Carpenter has a strong Board, bringing diverse experience and perspectives in areas vital to our business of manufacturing, fabricating and distributing specialty metals, including products for critical industries in aerospace, defense, energy, medical, and industrial and consumer end-use markets. Our Board has ten directors that serve in three classes, with each class serving for three-year terms. The term of office of one class of directors expires each year at the Annual Meeting. Steven E. Karol, Robert R. McMaster, Gregory A. Pratt and Tony R. Thene have been re-nominated for election at the 2017 Annual Meeting of Stockholders to serve for an additional term. If elected, their terms will expire at the 2020 Annual Meeting. Unless otherwise directed by the stockholders, the shares represented by proxies will be voted for the four nominees. Each nominee has consented to being nominated as a director and is expected to serve as a director if elected. Majority voting standard: Generally, directors will be elected by a majority of the votes cast. In the event of a contested election, where the number of candidates exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast. Resignation policy: If an incumbent director fails to obtain the required majority vote in an uncontested election, that director must promptly tender a resignation to the Board. The Corporate Governance Committee will recommend to the Board whether to accept or reject the resignation. The Board will then decide whether to accept or reject the resignation, and publicly disclose its decision, within 90 days following certification of the election results. Mandatory retirement policy: All non-management directors must retire at the Annual Meeting of Stockholders that occurs after the director attains age 72 unless the Board determines there are extraordinary circumstances that warrant a longer tenure. A management director (officer of Carpenter) must retire from the Board at the earlier of attaining age 65 or retiring as an officer of Carpenter. Carl G. Anderson, Jr. has attained the mandatory retirement age and will retire from the Board at this year’s Annual Meeting of Stockholders. Nomination Process and Criteria for Selection The Board’s Corporate Governance Committee is responsible for identifying and recommending qualified individuals to become members of the Board of Directors. Candidates are considered for nomination based upon various criteria, including their general training and experience in business, science, engineering, finance or administration, and their personal integrity and judgment. The Corporate Governance Committee will review and consider any candidates for director recommended by a stockholder of record who is entitled to vote at an annual meeting and who satisfies the notice, information and consent provisions set forth in Carpenter’s By-laws. The Corporate Governance Committee will use the same evaluation criteria and process for director nominees recommended by stockholders as it uses for other director nominees. 10 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Proposal 1: Election of Directors In evaluating candidates to recommend to the Board of Directors, the Corporate Governance Committee considers whether a candidate enhances the diversity of the Board. The Corporate Governance Committee considers a number of characteristics, including each candidate’s professional background and capabilities, knowledge of specific industries, and experience working outside the United States. We believe the foremost responsibility of a Carpenter director is to represent the interests of stockholders as a whole, which requires directors to have time available to devote to Board activities. Accordingly, Carpenter seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to Carpenter. Carpenter believes there should be a majority of independent directors on the Board, and it is our policy to avoid nominating outside professionals, such as lawyers, investment bankers, or accountants, whose firms provide services to Carpenter. Director Skills Summary Our Board of Directors brings diverse experience and perspectives to areas critical to our business. Their collective knowledge ensures appropriate management and risk oversight and supports our strategy of long-term sustainable stockholder value creation. Operational Manufacturing Experience Key Industry Experience Financial Expertise Strategy Experience R&D or Innovation Experience Director Name CEO Experience International I. Martin Inglis Steven E. Karol Robert R. McMaster Gregory A. Pratt Tony R. Thene Kathryn C. Turner Dr. Jeffrey Wadsworth The Board of Directors recommends that you vote FOR the election of Steven E. Karol, 11 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT FOR Robert R. McMaster, Gregory A. Pratt and Tony R. Thene. Stephen M. Ward Jr. Carl G. Anderson Jr. Dr. Philip M. Anderson

Proposal 1: Election of Directors

Nominees

Terms to Expire 2020

Steven E. Karol

Mr. Karol is Managing Partner and founder of Watermill Group, a private investment firm specializing in strategic and operational management. He serves on the Boards of private companies owned by the Watermill Group, including C&M Technologies Group, Inc., Tenere, Inc., The Plastics Group, Inc., Quality Metalcraft, Inc., and Enperi-Metal, Inc. Additionally, Mr. Karol is Chairman of the Board and CEO of HMK Enterprises, Inc., a privately-held investment company. From 2006 through February 2012, Mr. Karol served as a Director of Latrobe Specialty Metals, Inc. ("Latrobe"), a manufacturer and distributor of high performance materials, which was partially owned by the Watermill Group during this time period and was acquired by Carpenter in February 2012.

Mr. Karol is currently a member of the Board of Advisors of J. Walter Company. He has also served as Chairman of the Board at Mooney Aircraft Company, Director and Chairman of the Audit Committee at StockerYale, and as a Director for Jeepers! Inc., Intelligent Energy Limited, Inter-Tel Corp., Superior Tubes, and Fine Tubes.

Mr. Karol is currently a member of the Young President's Organization-Gold and has served as a member of the leadership team for this organization. During this time, Mr. Karol served on the International Board of Directors (1991 - 2001), Chairman of Strategic Planning (1993 - 1996), and as International President (1999 - 2001). He is currently a trustee of Tufts University and is Chairman of the Board of Advisors for the School of Engineering. He received the 2009 Tufts Distinguished Service Award. He is also past Chairman of the Board of Trustees of Vermont Academy, and a Director Emeritus at the Brain Tumor Society. In addition, he is a co-founder and President of the Herbert M. Karol Cancer Foundation. He formerly served as a member of the Board of Overseers of the Boston Symphony Orchestra and he is a Trustee Emeritus of the Boston Ballet.

Qualifications

- Chief Executive Officer
- Deep Industry Knowledge
- Strategic Experience
- Financial Knowledge

Mr. Karol's qualifications include, among other things, his extensive business experience and experience as a CEO and Chairman of the Board, which enable him to contribute to the Board's operational and growth initiatives. In addition, Mr. Karol's experience as a Director of Latrobe (now a wholly-owned subsidiary of Carpenter) enhances his contributions to the Board, particularly with respect to his industry knowledge and expertise.



Managing Partner, Watermill Group; Chairman and Chief Executive Officer, HMK Enterprises, Inc.

AGE 63

DIRECTOR SINCE 2012

COMMITTEES

- Strategy (Chair)

CURRENT NON-CARPENTER PUBLIC DIRECTORSHIPS 0

Robert R. McMaster

Mr. McMaster held various positions at KPMG, LLP, an international audit, advisory and tax services firm, from May 1970 to June 1997, including Ohio Valley Area Managing Partner. He served from 1992 to 1997 as a member of KPMG's Management Committee. From June 1997 to February 2005, Mr. McMaster was Chairman and Chief Executive Officer of Westward Communications and President and Chief Executive Officer of its successor company, ASP Westward Holdings, publishers of community newspapers in Texas, Arkansas, and Colorado.

Mr. McMaster serves as Chairman of the Board and Audit Committee Chairman of Sally Beauty Holdings Inc., a public company listed on the NYSE. Additionally, from September 2008 through May 2013, Mr. McMaster served as Senior Financial Advisor to the Chairman of Worthington Industries, a diversified metal processing company. He also is a former Board member of American Eagle Outfitters, Inc. and Dominion Homes Inc.

He has been active in a wide variety of community affairs organizations in the Columbus, Ohio region. He received his B.S. magna cum laude in accounting from Miami University, Oxford, Ohio in 1970, and is the recipient of the Haskins & Sells Foundation Award for excellence in accounting.

Qualifications

- Chief Executive Officer
- Accounting and Finance

Mr. McMaster's qualifications include, among other things, his extensive accounting and financial expertise and background as managing partner at a large international firm providing audit, tax and advisory services.



Retired Chairman and Chief Executive Officer, Westward Communications; Prior Area Managing Partner, KPMG, LLP

AGE 69

DIRECTOR SINCE 2007

COMMITTEES

- Audit/Finance
- Strategy

CURRENT NON-CARPENTER PUBLIC DIRECTORSHIPS 1

- Sally Beauty Holdings Inc. (Since 2006)

FORMER DIRECTORSHIPS

- American Eagle Outfitters, Inc.
- Dominion Homes Inc.

12 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Proposal 1: Election of Directors

Gregory A. Pratt

Mr. Pratt is the Chairman of the Board of Directors and served as interim President and Chief Executive Officer of Carpenter in fiscal years 2010 and 2015. Mr. Pratt is former Vice Chairman and director of OAO Technology Solutions, Inc. ("OAOT"), an information technology and professional services company. He joined OAOT in 1998 as President and Chief Executive Officer after OAOT acquired Enterprise Technology Group, Inc., a software engineering firm founded by Mr. Pratt. Mr. Pratt served as President and Chief Operations Officer of Intelligent Electronics, Inc. from 1991 through 1996, and was co-founder, and served variously as Chief Financial Officer and President, of Atari (US) Corporation from 1984 through 1991.

Mr. Pratt serves as Chairman of the Governance Committee and a member of the Nomination and Audit Committee at Tredegar Corporation, a public company listed on the NYSE. He served as a Director and Audit Committee Chairman of AmeriGas Propane, Inc., a public company listed on the NYSE for 7 years.

Mr. Pratt is a National Association of Corporate Directors ("NACD") Board Leadership Fellow. He has demonstrated his commitment to boardroom excellence by completing NACD's comprehensive program of study for experienced corporate directors, which is a rigorous suite of courses spanning leading practices for boards and committees. He also was appointed to serve a three-year term on the Standing Advisory Group of the Public Company Accounting Oversight Board ending November 2016. He supplements his skill sets through ongoing engagement with the director community and access to leading practices.

Qualifications

- Finance
- Information Technology
- Operations
- International

Mr. Pratt's qualifications include, among other things, his extensive financial expertise, his leadership skills, and significant operational and international management experience as president of a large public company, all of which contribute to the valuable perspective Mr. Pratt brings to our Board of Directors.



Chairman, Carpenter Technology Corporation; Prior Vice Chair, OAO Technology Solutions, Inc.

AGE 68

DIRECTOR SINCE 2002

CURRENT NON-CARPENTER PUBLIC DIRECTORSHIPS 1

- Tredegar Corporation (Since 2014)

FORMER DIRECTORSHIPS

- AmeriGas Propane, Inc.
- OAO Technology Solutions
- Intelligent Electronics
- Atari Corporation

Tony R. Thene

Mr. Thene joined Carpenter in January 2013 and served as Senior Vice President and Chief Financial Officer until his appointment as President and Chief Executive Officer in July 2015. Prior to joining Carpenter, Mr. Thene served as the Chief Financial Officer of the Engineered Products and Solutions Business Group at Alcoa, Inc. from 2010 until 2013. Previously, he served as Vice President and Chief Accounting Officer of Alcoa, where he was responsible for the company's worldwide accounting systems and records, corporate fiduciary financial processes, and the preparation and filing of Alcoa's financial statements and reports, as well as the Global Financial Services and Information Systems areas. In his 23-year career at Alcoa, he held a variety of positions, including Director, Investor Relations; Chief Financial Officer for the Flat Rolled Products Group; Chief Financial Officer for Alcoa World Alumina and Chemicals; and manufacturing manager for the Alumina Chemicals business.

Mr. Thene earned his undergraduate degree in Accounting from Indiana State University and his MBA from Case Western Reserve University, Cleveland, Ohio. He is also a Certified Public Accountant.

Qualifications

- Finance
- Information Technology
- Operations

Mr. Thene's qualifications include his extensive accounting and financial knowledge, operational and manufacturing experience, and his leadership skills.



President and Chief Executive Officer, Carpenter Technology Corporation

AGE 56

DIRECTOR SINCE 2015

COMMITTEES

- Strategy

CURRENT NON-CARPENTER PUBLIC DIRECTORSHIPS 0

CARPENTER TECHNOLOGY 2017 PROXY STATEMENT 13

Proposal 1: Election of Directors

Terms to Expire 2019

I. Martin Inglis

Mr. Inglis joined Battelle, a research and development enterprise headquartered in Columbus, Ohio, in 2004, and served as Executive Vice President and Chief Operating Officer, retiring in July 2014. Through July 2013, he also served as Chief Financial Officer. Previously, he had retired as Group Vice President, Business Strategy for Ford Motor Company. He joined Ford of Europe in London in 1971 and held various finance and operations positions in international and domestic markets. He was named head, Global Products and Business Strategy and elected a corporate Vice President in 1996; President, Ford South America, in 1999; head, Ford North America, in 2000; and Chief Financial Officer in 2001. Mr. Inglis also served on the Advisory Board of three venture funds (Reservoir Ventures, Battelle Ventures, and Fletcher Spaght), stepping down in mid-2015 from the first two and 2017 from the last.

Mr. Inglis is active in local charities and serves on the Board of the Breckenridge Music Festival. He served as the Chairman of the Columbus Symphony Orchestra for six years through 2014. He holds a bachelor's degree in business economics from Strathclyde University, Glasgow, Scotland.

Qualifications

- Finance
- Strategic Experience
- Labor Relations

Mr. Inglis' qualifications include, among other things, his extensive financial expertise and background as a Chief Financial Officer in both the public and private sectors. Additionally, Mr. Inglis' substantial operational and labor relations experience and broad international knowledge enable him to provide valuable perspective to support Carpenter's growth strategies.



Retired Chief Operating Officer, Battelle; Previous Chief Financial Officer, Ford Motor Company

AGE 66

DIRECTOR SINCE 2003

COMMITTEES

- Audit/Finance (Chair)
- Strategy

CURRENT NON-CARPENTER PUBLIC DIRECTORSHIPS 0

Kathryn C. Turner

Ms. Turner is Chairperson, Chief Executive Officer and President of Standard Technology, Inc. Ms. Turner founded Standard Technology, a management and technology solutions firm with a focus in the Department of Defense sector, in 1985. Standard Technology is headquartered in Bethesda, Maryland.

Ms. Turner has a B.S. in Chemistry from Howard University. She currently serves on the National Capital Area Chapter Board of the National Association of Corporate Directors, and on the Advisory Board of the Smithsonian Institute Libraries.

Ms. Turner has served on the President's Export Council, the ExIm Bank Advisory Committee, the Commission on the Future of Worker-Management Relations, and the Defense Policy Advisory Committee on Trade.

Qualifications

- Chief Executive Officer
- Research and Development
- Key Industry Experience
- IT Background

Ms. Turner's qualifications include, among other things, her expansive Board leadership expertise and Chief Executive Officer experience, which enable her to provide a wide range of perspectives on governance and management issues. Ms. Turner's knowledge of the defense aerospace industry, one of Carpenter's markets, makes her well suited for addressing strategy matters. Ms. Turner also has knowledge of cybersecurity issues.



Chairperson, Chief Executive Officer and President, Standard Technology, Inc.

AGE 70

DIRECTOR SINCE 1994

COMMITTEES

- Compensation (Chair)
- Corporate Governance
- Science and Technology

CURRENT NON-CARPENTER PUBLIC DIRECTORSHIPS 0

FORMER DIRECTORSHIPS

- ConocoPhillips
- Schering-Plough
- The Tribune Corporation
- COMSAT

14 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Proposal 1: Election of Directors

Stephen M. Ward, Jr.

Mr. Ward is the retired President and Chief Executive Officer of Lenovo Corporation, the international computer company formed by the acquisition of IBM's PC business by Lenovo of China. Prior to joining Lenovo, he was senior vice president and general manager of IBM's Personal Systems Group, responsible for the Personal Computing Division, the Retail Store Solutions Division, and the Printing Systems Division. In his 26-year career with IBM, Mr. Ward also served as IBM's Chief Information Officer and Vice President, Business Transformation, directing business process and information technology investments. Mr. Ward was also general manager of IBM's Global Industrial Sector, responsible for the marketing, sales, and service of IBM products and services to all manufacturing and industrial companies worldwide. In the mid-1990's, he served as General Manager, IBM ThinkPad, in the IBM Personal Computer Company. He began his career at IBM as an engineer in the Storage Products Division. He held various management positions in manufacturing, production control, and project development for disk drive, tape, and optical storage projects and software development, and was also an assistant to the IBM chairman. Mr. Ward is a co-founder of E2open (a provider of supply chain management tools) and C3-IOT (a developer of "Internet of Things" enterprise platforms and software applications). He serves on the Boards of two start-up firms, C3-IOT and QD Vision (a nanomaterials products company), where he is also Chairperson. Mr. Ward also serves on the Board of KLX Inc. where he is a member of the Compensation and Governance committees. He holds a B.S. degree in mechanical engineering from California Polytechnic State University at San Luis Obispo.

Qualifications

- Chief Executive Officer
- Information Technology
- Innovation
- International Markets Experience

Mr. Ward's qualifications include, among other things, his broad executive experience and focus on innovation, which enable him to share with the Board valuable perspectives on a variety of issues relating to management, strategic planning, tactical capital investments, and international growth.



Chairman, QD Vision; Prior President and Chief Executive Officer, Lenovo Corporation

AGE	DIRECTOR SINCE
62	2001

COMMITTEES

- Corporate Governance (Chair)
- Compensation
- Science and Technology

CURRENT NON-CARPENTER PUBLIC DIRECTORSHIPS 1

- KLX Inc.

Term to Expire 2017 – Mr. Carl G. Anderson, Jr. is retiring from the Board at the 2017 Annual Meeting of Stockholders since he has attained the mandatory retirement age.

Carl G. Anderson, Jr.

Mr. Anderson is the former Chairman of the Board, President and Chief Executive Officer of Arrow International, Inc., a leading manufacturer of medical devices where he was employed from 2002 to 2007. He previously served as Vice-Chairman of the Board of Directors and General Manager of Arrow's Critical Care Business. From 1997 to 2002, he was President and Chief Executive Officer of ABC School Supply Inc., a manufacturer and marketer of educational products.

Prior to joining ABC School Supply, Mr. Anderson served as Vice President – General Manager of the Retail Consumer Products Division of James River Corporation from 1994 to 1997 and as Vice President of Marketing from May 1992 to August 1994. He was Vice President and General Manager at Nestle Foods Corporation from 1984 to 1992, and a marketing executive at Procter & Gamble from 1972 to 1984. He is a general partner of Cannondale Partners, LLC, a private equity firm located in Reading, Pennsylvania. Mr. Anderson is also a trustee of Lafayette College and former trustee of Alvernia College.

Qualifications

- Chief Executive Officer
- Key Market and Operational Experience

Mr. Anderson's qualifications include, among other things, his experience as a former Chief Executive Officer of two companies, including a company within the medical device industry, a primary market focus for Carpenter. In addition, Mr. Anderson's insights reflect his significant international business expertise, and extensive experience in the financial and manufacturing operations areas of business.



Retired Chairman and Chief Executive Officer, Arrow International, Inc.

AGE	DIRECTOR SINCE
72	2003

COMMITTEES

- Audit/Finance
- Science and Technology

CURRENT NON-CARPENTER PUBLIC DIRECTORSHIPS 0

FORMER DIRECTORSHIPS

- Arrow International, Inc.
- IWT Tesoro

CARPENTER TECHNOLOGY 2017 PROXY STATEMENT 15

Proposal 1: Election of Directors

Terms to Expire 2018

Dr. Philip M. Anderson

Dr. Anderson is a Professor of Engineering Physics at Ramapo College of New Jersey, where he has taught since 1990. He holds more than 100 foreign and 37 U.S. patents, and was named Inventor of the Year by the New Jersey Inventor's Hall of Fame in 2001. He also is a respected consultant on technical and intellectual property matters related to new technology and product development for Fortune 100 companies, with particular emphasis on security systems, medical devices, sensors, magnetics, and materials.

Before he started teaching, Dr. Anderson was founder, President and Chief Executive Officer of Identitech Corp. from 1986 to 1988, and new venture manager and senior research physicist at Allied Corp. (now Honeywell Corp.) from 1979 to 1986. Dr. Anderson received his B.S. in physics in 1970 from Widener University, M.S. degrees in both physics and electrical engineering from Drexel University in June 1977, and a Ph.D. in physics from Drexel in 1979.

Qualifications

- Product Development and Innovation
- Intellectual Property
- Key Industry Experience

Dr. Anderson's qualifications include, among other things, new product development and his strong background in the intellectual property area of the metals industry as an inventor, teacher and entrepreneur. In addition, Dr. Anderson's experience as a Chief Executive Officer contributes to his valued perspective on our Board.



Professor of Engineering Physics, Ramapo College

AGE 69

DIRECTOR SINCE 2007

COMMITTEES

- Compensation
- Corporate Governance
- Science and Technology

CURRENT NON-CARPENTER PUBLIC DIRECTORSHIPS 0

Dr. Jeffrey Wadsworth

Dr. Wadsworth has been President and Chief Executive Officer of Battelle, a research and development enterprise headquartered in Columbus, Ohio since January 2009. He formerly was Executive Vice President, Global Laboratory Operations at Battelle, Director of Oak Ridge National Laboratory, Chief Executive Officer and President of UT-Battelle LLC, and Senior Vice President for U.S. Department of Energy Science Programs at Battelle. Previously, he was Director of Homeland Security Programs at Battelle and part of the White House Transition Planning Office during the formation of the U.S. Department of Homeland Security. From 1992 to 2002, Dr. Wadsworth was at the Lawrence Livermore National Laboratory in Livermore, California, where from 1995 he was Deputy Director for Science and Technology. Prior to that, he was with Lockheed Missiles and Space Company, Research and Development Division. He is currently a trustee of The Ohio State University.

Dr. Wadsworth was elected to the U.S. National Academy of Engineering in 2005, has been elected Fellow of three technical societies, and holds numerous awards and honors. Dr. Wadsworth holds a bachelor's degree in metallurgy, a Ph.D., and D.Met. and D.Eng. degrees from Sheffield University, England.

Qualifications

- Chief Executive Officer
- Research and Development
- Key Industry Experience

Dr. Wadsworth's qualifications include, among other things, his strong background in Carpenter's precise area of focus – metallurgy. Additionally, Dr. Wadsworth's significant leadership experience in the research and development arena enriches his contributions to the Board, particularly with respect to innovation and strategy matters.



President and Chief Executive Officer, Battelle

AGE 67

DIRECTOR SINCE 2006

COMMITTEES

- Science and Technology (Chair)
- Compensation
- Corporate Governance

CURRENT NON-CARPENTER PUBLIC DIRECTORSHIPS 1

- 3D Systems

16 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Corporate Governance Carpenter’s business, property and affairs are managed under the direction of its Board of Directors in accordance with the General Corporation Law of the State of Delaware and Carpenter’s Certificate of Incorporation and By-Laws. While Carpenter’s non-employee directors are not involved in day-to-day operating details, they are kept informed of Carpenter’s business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by Carpenter’s officers during meetings of the Board of Directors and its committees. Board Information Majority Voting Standard for Election of Directors The By-Laws have been amended to provide that directors will be elected by a majority of the votes cast except in the event of a contested election, where the number of candidates for election exceeds the number of directors to be elected. In a contested election, directors will be elected by a plurality of the votes cast. Board Independence In determining independence, each year the Board evaluates whether directors have a “material relationship” with Carpenter. To assess the “materiality” of a director’s relationship with Carpenter, the Board considers all relevant facts and circumstances, including the individuals or organizations with which the director has an affiliation. When a director is affiliated with one of Carpenter’s service providers or customers, the Board considers how often or regularly services are provided, whether the services are being carried out at arm’s length in the ordinary course of business, and whether the services are being provided substantially on the same terms as those prevailing at the time for unrelated parties in comparable transactions. Mr. Thene was appointed Carpenter’s President and CEO and a member of Carpenter’s Board of Directors effective July 1, 2015. With the exception of Mr. Thene, all other members of the Board of Directors qualify as independent directors under the applicable requirements of the SEC and NYSE. Board committees also satisfy applicable requirements for certain of their members to qualify as independent directors. Board Leadership Structure At Carpenter, the roles of Chairman and Chief Executive Officer are split into two separate positions. The Board believes this split is the most appropriate leadership structure for Carpenter in order to clearly distinguish the functions of the Board and management. The separation of the Chairman and Chief Executive Officer positions allows our Chief Executive Officer to concentrate on operational and strategic issues while the Chairman focuses on governance and Board leadership. Meetings of the Board, Committees, and Independent Directors Carpenter expects attendance and active participation by directors at Board and committee meetings. Each director attended at least 75% of the total number of meetings of the Board and the committees on which the director served during fiscal year 2017. 17 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Corporate Governance • Board Information As required by Carpenter’s Corporate Governance Guidelines, the independent directors of the Board meet in an executive session at least twice per year to review the performance of the Chief Executive Officer and to address any other matters of concern. Gregory A. Pratt, Chairman of the Board, presided over all executive sessions in fiscal 2017. Board/Committee # Meetings Held Full Board Total: 8 Audit/Finance 11 Corporate Governance 5 Compensation 6 Science and Technology 4 Strategy 4 Total Committee Meetings Total: 30 Executive Sessions (Independent directors meet without management present) 5 Annual Meetings of Stockholders 1 Average Director Attendance 97% All directors attended last year’s Annual Meeting and are expected to attend in 2017 Board Committees The Board of Directors has three standing committees: Audit/Finance, Corporate Governance, and Compensation. The Board currently also has two additional committees: Science and Technology, and Strategy. Summary information about each committee is shown in the following table. The Board periodically establishes ad hoc committees, on an interim basis, to assist the Board with specific matters when prudent and advisable. 18 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Corporate Governance • Board Information

Significant Functions of the Committee

Audit/Finance Committee

- Assists the Board in its oversight of the integrity of Carpenter's financial statements:
  - qualifications, independence and performance of Carpenter's independent registered public accounting firm;
  - performance of Carpenter's internal audit personnel; and
  - overall compliance with accounting, legal, regulatory, ethical and business conduct requirements.
- Selects the independent registered public accounting firm and provides a recommendation to the Board with respect to including the company's audited financial statements in the Annual Report on Form 10-K.
- Reviews and provides recommendations to the Board relating to major financial matters affecting the company.

COMMITTEE AND MEMBERS

I. Martin Inglis, Chair

Carl G. Anderson, Jr.

Robert R. McMaster

- All members are independent
- All members are financially literate under NYSE standards

Corporate Governance Committee

- Functions as a nominating committee with respect to directors:
  - assists the Board in identifying qualified individuals to become directors; and
  - recommends the overall composition of the Board and its committees.
- Assists the Board in developing, implementing and monitoring a set of corporate governance principles for the company, and overseeing processes to assess the performance and effectiveness of the Board, its committees and Carpenter's management.
- Ensures orderly succession at the Board and management levels.

COMMITTEE AND MEMBERS

Stephen M.Ward, Jr., Chair

Philip M. Anderson

Kathryn C. Turner

Jeffrey Wadsworth

- All members are independent

Compensation Committee

- Establishes the philosophy for executive compensation.
- Designs and oversees administration of Carpenter's equity and incentive compensation plans.
- Reviews and approves compensation of Carpenter's executive officers.
- Reviews and approves annually the corporate goals and objectives relevant to compensation of the CEO and evaluates the CEO's performance in light of those goals and objectives.
- Reviews succession plans for Carpenter's CEO and executive officers.
- Assists the Board with other human resource matters, including overseeing management's work to promote organizational effectiveness, leadership development, and the design and administration of employee benefits programs.

COMMITTEE AND MEMBERS

Kathryn C. Turner, Chair

Philip M. Anderson

Jeffrey Wadsworth

Stephen M. Ward, Jr.

- All members are independent

CARPENTER TECHNOLOGY 2017 PROXY STATEMENT 19

Corporate Governance • Board of Directors' Role in Risk Oversight

Significant Functions of the Committee

Science and Technology Committee

- Reviews and monitors major scientific or technological developments that could affect Carpenter's current business or operations or implicate significant strategic planning or considerations for the future.
- Makes periodic recommendations to the Board concerning major developments or potential business opportunities for Carpenter with respect to scientific or technological matters.

COMMITTEE AND MEMBERS

Jeffrey Wadsworth, Chair

Carl G. Anderson, Jr.

Philip M. Anderson

Kathryn C. Turner

Stephen M. Ward, Jr.

- All members are independent

Strategy Committee

- Ensures that Carpenter has developed a relevant operative strategy for the company's industry and markets.
- Reviews and monitors implementation and maintenance of the corporate strategy.
- Reviews implementation of the corporate strategy through capital investments and corporate developments, including acquisitions, divestitures, joint ventures, strategic alliances and facility utilization.

COMMITTEE AND MEMBERS

Steven E. Karol, Chair

I. Martin Inglis

Robert R. McMaster

Tony R. Thene

- All members are independent except Mr. Thene, Carpenter's President and CEO

Board of Directors' Role in Risk Oversight

As a part of its oversight function, the Board monitors management's processes for operating Carpenter's business, including risk management. The Board's oversight of risk includes monitoring management's work to identify risks and manage risk parameters, including those relating to enterprise, financial, operational, business and reputation risks.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that understands and is committed to risk management and also incorporates business integrity into Carpenter's overall corporate strategy and day-to-day business operations.

Oversight of Carpenter's risk management processes is an important part of Board and committee work throughout the year.

20 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Corporate Governance • Stockholder Engagement and Communication with the Board Risk Oversight Role and Responsibilities Stockholder Engagement and Communication with the Board Carpenter has long supported a robust investor relations program to communicate regularly with investors about economic, financial, operational and strategic matters. As a result of institutional investors’ changing practices, the Board worked with management to establish further engagement with investors’ governance personnel to discuss leadership, compensation, social responsibility and other governance matters. The Board appointed James D. Dee as Chief Governance Officer to assist the Board in understanding stockholders’ priorities and views on an ongoing basis. Mr. Dee’s role is to communicate with stockholders throughout the year about governance, compensation and social responsibility developments; to invite feedback from stockholders and disseminate that information to the Board and management; to keep the Board and others in management apprised of stockholder views and priorities; and to arrange appropriate direct interactions for stockholders with the CEO and directors. The Board also requested that the Corporate Governance Committee regularly interact with the Chief Governance Officer, and that the Audit/Finance Committee regularly interact with the Chief Financial Officer, currently Damon J. Audia, who has responsibility for Investor Relations, to help the Board stay well informed of stockholder views. Any stockholder who wishes to interact with the Board directly should send a request to our Chief Governance Officer, who will work with the Corporate Governance Committee to arrange appropriate interactions. Stockholders can contact 21 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT Full Board The full Board oversees management’s processes for managing significant strategic and business risks, such as those relating to our products, markets, capital investments, and cybersecurity. Audit/Finance Committee Oversees management’s processes for managing business and operational risks that could have a financial impact, such as those relating to internal controls, liquidity or raw materials Corporate Governance Committee Oversees management’s processes for managing the risks associated with governance issues, such as the independence of the Board and key executive succession Compensation Committee Sets incentive metrics and the mix of incentive pay for executive compensation plans and policies; strives to drive high performance while avoiding an inadvertent incentive to take risks beyond the established risk parameters Strategy Committee Oversees management’s processes for the continual development, implementation and maintenance of Carpenter’s corporate strategy, and ensures that the annual business plan is aligned with and supports the corporate strategy Science and Technology Committee Oversees management’s processes for managing the risks associated with major scientific or technological developments that could affect business, operations or strategic planning Management Carpenter’s risk-management processes include continual work to assess and analyze the most likely areas of future risk and to address them in our long-term planning process and in our daily risk management activities

Corporate Governance • Corporate Responsibility Mr. Dee at jdee@cartech.com or 610-208-3423. Also, stockholders can contact Mr. Audia at daudia@cartech.com or 610-208-2712 regarding Investor Relations matters. How to Communicate with our Board of Directors Stockholders can communicate with the Board of Directors by sending a letter addressed to Carpenter Technology Board of Directors, c/o Corporate Secretary, 1735 Market Street, 15th Floor, Philadelphia, PA 19103. Carpenter’s Corporate Secretary will review the correspondence and forward it to the Chairman of the Board or to the Chair of the appropriate Board committee or to any individual director or directors to whom the communication may be specifically directed. If the communication is unduly hostile, threatening or illegal, does not reasonably relate to Carpenter or its business, or is similarly inappropriate, the Corporate Secretary will not forward the communication, and will notify the sender if and as appropriate. Stockholders and other interested parties may also communicate with the non-employee directors, non-executive Chairman, or the Audit/Finance Committee by sending an email to boardauditcommittee@cartech.com. Corporate Responsibility Carpenter is committed to good corporate citizenship that benefits the communities in which we live, work, and play. Community Relations We encourage employee volunteerism at all our locations through organized activities and by contributing to local charitable organizations and educational efforts from working at the food pantry, to taking children fishing, to participating in Relay for Life. Our employees are passionate about our communities and enjoy working together for the greater good. Carpenter supports our local communities by: ffPromoting science and math curriculum design in public schools and providing scholarship funding to educational efforts such as summer materials camps, science & engineering fairs, and STEM programs. ffSupporting the United Way and locally based non-profit organizations through monetary gifts and employee volunteerism. Carpenter Safety Vision Above all else, the safety of our employees is Carpenter’s top priority. It is the shared responsibility of every employee to actively participate in all aspects of the safety program and to strive for zero injuries.The hallmarks of our safety program are: ffDedicated leadership, accountability, and employee empowerment; ffContinual improvement plans (Plan-Do-Check-Act); ffTools, resources, and education to improve total workplace safety and health; and ffA skilled, technology-driven workforce that proactively assesses risks, strives to eliminate hazards, and integrates learning from incidents and near-misses to prevent further occurrences. Governance Policies and Practices Corporate Governance Guidelines and Charters Carpenter’s Corporate Governance Guidelines, as well as the charters for all the Board committees and our Code of Business Conduct and Ethics, are available on Carpenter’s website at www.cartech.com. Copies will be mailed to stockholders upon written request to the Corporate Secretary, Carpenter Technology Corporation, 1735 Market Street, 15th Floor, Philadelphia, PA 19103. 22 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Corporate Governance • Transactions with Related Parties Code of Ethics The Board of Directors has adopted a Code of Ethics for Carpenter’s CEO and senior financial officers. There were no waivers of the Code of Ethics for fiscal year 2017 or through the date of this Proxy Statement. Annual Board Performance Self-Evaluation The Board conducts an annual self-evaluation to determine whether the Board and its committees are functioning effectively. The Corporate Governance Committee oversees the self-evaluation process. Results of the self-evaluation process are discussed with the Board as soon as practicable. The Corporate Governance Committee also evaluates individual directors as each is considered for re-election to the Board. Director Training and Education We have an orientation process for new directors that involves meeting with senior management and visiting our manufacturing facilities. All directors are encouraged to attend outside educational seminars presented by accredited third-party organizations as well as internal programs organized by Carpenter for the directors’ ongoing education. Succession Planning The Corporate Governance Committee is responsible for determining the process for evaluating our CEO succession planning. Carpenter’s CEO presents an annual report to the Board on succession planning for the CEO position. The CEO also recommends, on a continuing basis, a suitable successor should the CEO be unexpectedly disabled or otherwise unavailable to perform the duties of that office. The Compensation Committee is responsible for monitoring succession planning and management development for positions other than that of the CEO. Transactions with Related Parties Any proposed transactions with executive officers, directors, substantial stockholders, or the family members or affiliates of any of those parties require approval by the Audit/Finance Committee and will be disclosed as required by the SEC. Carpenter’s Code of Business Conduct and Ethics requires that Carpenter’s officers and directors avoid conflicts of interest, as well as the appearance of conflicts of interest, and disclose to Carpenter’s General Counsel any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest between private interests and the interests of the company. Carpenter checks for any potential related party transactions, primarily by circulating a Directors and Officers Questionnaire to each member of the Board of Directors and each NEO annually. Fiscal Year 2017 Related Party Transactions During fiscal year 2017, there were no related party transactions. Compensation Committee Interlocks and Insider Participation No member of the Compensation Committee was a current or former officer or an employee of Carpenter or any of its subsidiaries during fiscal year 2017, or had any relationship requiring disclosure by Carpenter under the SEC’s proxy rules. 23 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT A “related party transaction” is a transaction with Carpenter in an amount exceeding $120,000 in which a related person has a direct or indirect material interest. A related person includes an executive officer, director, or five percent stockholder of Carpenter and any immediate family member of such a person. If Carpenter management identifies a related party transaction, the transaction is brought to the attention of the Audit/Finance Committee for its approval, ratification, revision, or rejection after considering all of the relevant facts and circumstances. Ethics Hotline: Carpenter has established an independent web-based ethics hotline for employees to voice any concerns they may have in a confidential manner. A Board-appointed corporate staff member will review any reports and, if necessary, involve the appropriate legal, asset protection, human resources or other department.

Corporate Governance • Section16(a) Beneficial Ownership Reporting Compliance Section16(a) Beneficial Ownership Reporting Compliance Section 16(a) of the Securities Exchange Act of 1934 requires Carpenter’s directors and executive officers, and persons that own more than 10% of Carpenter common stock, to file with the SEC and the NYSE reports of ownership and changes in ownership. Directors, executive officers, and greater than 10% stockholders are required by SEC regulations to give Carpenter copies of all Section 16(a) forms they file. Based solely on the review of the reports furnished to Carpenter and other company records or information otherwise provided, Carpenter believes that all applicable Section 16(a) reports were timely filed by its directors, executive officers, and more than 10% stockholders during fiscal year 2017 except for Steven E. Karol, who had one late Form 4 filing. 24 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Security Ownership of Principal Beneficial Owners

Principal Beneficial Owners

Listed below are the only individuals and entities known by Carpenter (through their Section 13 filings) to own more than 5% of the company's outstanding common stock as of the record date of August 11, 2017. Except as noted below, these investment advisors and their investment vehicles have sole voting and investment power over these shares of Carpenter stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class[1]
BlackRock Fund Advisors 400 Howard Street San Francisco, CA 94105	4,769,311[2]	10.20%
FMR LLC 245 Summer Street Boston, MA 02210	4,697,216[3]	10.05%
EdgePoint Investment Group, Inc. 150 Bloor Street W Suite 500 Toronto A6 M5S 2X9 Canada	3,771,517[4]	8.07%
Dimensional Fund Advisors, L.P. (U.S.) 6300 Bee Cave Road Building One Austin, TX 78746	3,720,863[5]	7.96%
The Vanguard Group, Inc. P.O. Box 2600 V26 Valley Forge, PA 19482	3,686,094[6]	7.88%

(1) The percentages are calculated on the basis of 46,757,548 shares of common stock outstanding as of August 11, 2017.

(2) This information was based upon the BlackRock Inc. Section 13 filing reflecting shares owned as of January 12, 2017. BlackRock is an investment advisor registered under the Investment Advisors Act of 1940. It furnishes investment advice to investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts. BlackRock reports sole voting power with respect to 4,769,311 shares of Carpenter stock. The investment companies and investment vehicles own all these shares.

(3) This information was based upon the FMR LLC Section 13 filing reflecting shares owned as of February 13, 2017. Fidelity is an investment advisor registered under the Investment Advisors Act of 1940. It furnishes investment advice to investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts. FMR reports sole voting power with respect to 28,800 shares of Carpenter stock.

(4) This information was based upon the EdgePoint Investment Group, Inc. Section 13 filing reflecting shares owned as of December 31, 2016. EdgePoint is an investment advisor registered under the Investment Advisors Act of 1940. It furnishes investment advice to investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts. The investment companies and investment vehicles own all these shares of Carpenter stock. EdgePoint disclaims beneficial ownership of these shares.

(5) This information was based upon Dimensional Fund Advisors, L.P. (US) Section 13 filing reflecting shares owned as of February 9, 2017. Dimensional is an investment advisor registered under the Investment Advisors Act of 1940. It furnishes investment advice to investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts. Dimensional reports sole voting power with respect to all these shares of Carpenter stock. The investment companies and investment vehicles own all the shares. Dimensional disclaims beneficial ownership of these shares.

(6) This information was based upon The Vanguard Group, Inc. Section 13 filing reflecting shares owned as of June 30, 2017. Vanguard is an investment advisor registered under the Investment Advisors Act of 1940. It furnishes investment advice to investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts. Vanguard reports sole voting power with respect to 55,079 shares of Carpenter stock, and shared voting power with respect to 6,000 shares of Carpenter stock. The investment companies and investment vehicles own all these shares of Carpenter stock.

CARPENTER TECHNOLOGY 2017 PROXY STATEMENT 25

Directors, Nominees and Management Stock Ownership

The following table shows the ownership of Carpenter common stock as of August 11, 2017, by each director or nominee, the other executive officers during fiscal year 2017 who are considered to be named executive officers under applicable SEC regulations, and Carpenter's directors and executive officers as a group. Except as noted below, the directors and executive officers have sole voting and investment power over their respective shares of common stock.

Name	Number of Shares Beneficially Owned[1]	Employee Restricted Stock Units[2]	Director Stock Units[3]	Shares and Units Beneficially Owned[1]	Percentage of Outstanding Shares[4][5]
Anderson, Jr., C. G.	65,333[6]	0	53,745	119,078[6]	0.1%
Anderson, P. M.	24,348	0	25,495	49,843	0.1%
Inglis, I. M.	30,985[6]	0	35,957	66,942[6]	0.1%
Karol, S. E.	603,595[6][7]	0	14,233	617,828[6][7]	1.3%
McMaster, R. R.	25,448	0	27,164	52,612	0.1%
Pratt, G. A.	529,620	2,249	57,036	588,905	1.1%
Turner, K. C.	21,606	0	50,104	71,710	0.0%
Wadsworth, J.	20,448	0	27,178	47,626	0.0%
Ward, Jr., S. M.	35,418[6]	0	45,398	80,816[6]	0.1%
Thene, T. R.	95,817	103,121	0	198,938	0.2%
Audia, D. J.	9,770	28,740	0	38,510	0.0%
Haniford, J. E.	15,912	27,485	0	43,397	0.0%
Dee, J. D.	42,472	18,942	0	61,414	0.1%
Strobel, D. L.	72,721	0	0	72,721	0.2%
All directors and executive officers as a group (14 persons)	1,593,493[6][7]	180,537	336,310	2,110,340[6][7]	3.4%

(1) The amounts include the following shares of common stock that the individuals have the right to acquire by exercising outstanding stock options within 60 days after August 11, 2017:

Anderson, Jr., C. G.	24,248	Pratt, G. A.	525,007	Thene, T. R.	87,912
Anderson, P. M.	24,248	Turner, K. C.	16,248	Audia, D. J.	9,144
Inglis, I. M.	27,385	Wadsworth, J.	20,248	Haniford, J. E.	13,459
Karol, S. E.	12,502	Ward, Jr., S. M.	24,248	Dee, J. D.	31,719
McMaster, R. R.	24,248			Strobel, D. L.	51,188

All directors and executive officers as a group (14 persons): 891,804

(2) These stock units convert to an equivalent number of shares of common stock when they become vested as per the terms of the relative agreement(s) and the plan. The stock unit values are equivalent to Carpenter's common stock values, but the units have no voting rights.

(3) These stock units convert to an equivalent number of shares of common stock upon the director's termination of service as allowed under the plan. The stock unit values are equivalent to Carpenter's common stock values, but the units have no voting rights.

(4) Ownership is rounded to the nearest 0.1% and is 0% when less than 0.1%.

(5) The percentages are calculated based on the number of shares of common stock outstanding plus the number of shares of common stock that would be outstanding if the individual's options were exercised, but does not include any shares issuable upon the conversion of stock units.

26 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Directors, Nominees and Management Stock Ownership (6) Voting and investment power is shared with respect to the following shares of common stock: Anderson, Jr., C. G. 41,085 Inglis, I. M. 400 Karol, S. E. 10,000 Ward, Jr., S. M. 11,170 (7) The amount includes shares held by the following institutions, of which Mr. Karol is an affiliate: SEK Limited 285,530 HMK Enterprises Inc. 65,145 27 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Director Compensation The Board regularly reviews director compensation with the assistance of its outside advisor to ensure that it is appropriate and competitive in light of market circumstances and prevailing “best practices” for corporate governance. The compensation elements reflect the Board’s view that compensation to the non-employee directors should consist of an appropriate mix of cash and equity awards. Our director compensation approach provides for quarterly vesting of equity awards and allows elective deferral of the delivery of earned shares and cash. Elements of Annual Director Compensation Pay Element 2017 Compensation Annual Retainer (50% Cash/50% Stock Units) At least 50% of the annual retainer is paid in stock units, which aligns the directors’ personal interests with those of our stockholders. Board Members: Board Chair*: $110,000 Cash/Stock Units $180,000 Cash/Stock Units *The roles of Chairman and CEO are separate, and the Chairman attends Board and committee meetings. Committee Chair Retainers (Cash) Audit/Finance Committee: Compensation Committee: Corporate Governance, Strategy and Science and Technology Committees: $25,000 $17,500 $12,500 Stock Options (Equity) Directors receive an annual stock option award subject to the conditions stated below. Non-Retainer Stock Units (Equity) Directors receive additional awards of stock units subject to the conditions stated below. Stock Options and Stock Units Initial Grant: Directors receive up to 4,000 stock options upon joining the Board. Annual Stock Option Grant: In addition to any initial grant of stock options, each director is granted a number of stock options annually, on or about the date of Carpenter’s Annual Meeting of Stockholders or on another date as the Board may determine. These options will have a fair value on the grant date, alone or in combination with the annual non-retainer stock units described below, of up to $90,000 (or such different number as determined by the Board). Annual Non-Retainer Stock Units Grant: In addition to the grant of options or an award of retainer stock units, each director is granted an additional award of stock units annually having a fair value on the grant date, alone or in combination with the annual stock option grant described above, of up to $90,000 (or such different number as determined by the Board). Grant Date: The grant date for the awards described above will be on or about the date of the Annual Meeting of Stockholders, or such other date as determined by the Board. The number of units and options is based on the trading price of Carpenter’s common stock on the date of grant. 28 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Director Compensation • Director Stock Ownership Policy Vesting: Subject generally to the director’s continued service, one-quarter of the stock options or stock units vest for every three months of service following the grant date, and are fully vested on the first anniversary of the grant date. All stock options have a ten-year term. Deferral Policy: Directors may elect to have distribution of all or a portion of their stock units deferred until the later of their separation from service or a specific date/event. Carpenter distributes a participating director’s deferred units, at the director’s election, in a lump sum or in 10 or 15 annual installments, beginning on the later of the director’s separation from service or the date/event elected. Dividend Equivalents: Each director’s account is credited with stock units corresponding to dividend equivalents paid on outstanding common stock. Dividend equivalents are reinvested in the form of additional stock units, with the number of units credited determined by dividing the dividend dollar amount by the closing price of Carpenter common stock on the NYSE on the dividend equivalent payment date. Director Stock Ownership Policy It is our policy that non-employee directors must maintain a reasonable equity interest in order to provide them with a proprietary interest in Carpenter’s growth and performance, to generate an increased incentive to contribute to the company’s future success and prosperity by their personal efforts, and generally to enhance the community of interest between directors and our stockholders. The current policy requires each director to hold equity in Carpenter with an aggregate fair market value equal to at least six times the annual cash retainer. There is a five-year phase-in period for satisfying the minimum equity holding requirements, and a director is expected to retain the equity for the duration of Board service. All current non-employee directors satisfy the minimum equity holding requirements. Deferred Compensation for Non-Employee Directors Directors have three options with respect to payment of the cash portion of their annual retainer and 100% of committee chair fees: 1. 2. receive cash currently; defer all or a portion until a future date/event and then receive cash under Carpenter’s Deferred Compensation Plan for Non-Management Directors (“Director Cash Deferral Plan”); or defer all or a portion until the later of their separation from service or a specific date/event and then receive common stock under the Stock-Based Compensation Plan for Non-Employee Directors (“Director Stock Plan”). 3. Under the Director Cash Deferral Plan, interest is credited semi-annually at Carpenter’s “Five-Year Medium Term Note Borrowing Rate,” a term defined in the Plan. Carpenter distributes a participating director’s deferred cash, at the director’s election, in a lump sum or in 10 or 15 annual installments beginning on a future date or upon the event selected. 29 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT Upon a Change in Control: In the event of a change-in-control, all stock units vest immediately and are payable in shares of common stock, and stock options become immediately exercisable. A director may exercise exercisable options at any time during the original term. In the event a director is removed for cause, all existing stock options and unvested stock units are forfeited. Upon Death or Disability: In the event of separation from service due to death or disability, all stock units and stock options vest immediately.

Director Compensation • Deferred Compensation for Non-Employee Directors

Fiscal Year 2017 Director Compensation Table

This table shows the compensation paid or awarded to each non-employee director during fiscal year 2017. Our CEO is not compensated for his Board service.

Name	Fees Earned or Paid in Cash *(excludes Chair Retainer)*	Committee Chair Retainer	Stock Awards[1]	Option Awards[2]	All Other Compensation[3]	Total
Anderson, Jr., Carl G.	$52,500	$ 0	$105,046	$35,010	$ 37,120	$229,676
Anderson, Philip M.	$52,500	$ 0	$105,046	$35,010	$ 17,665	$210,221
Inglis, I. Martin	$52,500	$24,375	$105,046	$35,010	$25,108	$242,039
Karol, Steven E.	$52,500	$11,875	$105,046	$35,010	$ 9,653	$214,084
McMaster, Robert R.	$52,500	$ 0	$105,046	$35,010	$18,852	$211,408
Pratt, Gregory A.	$90,000	$ 0	$190,037	$60,003	$39,204	$379,244
Stephans, Peter N.	$25,035	$ 0	$ 0	$ 0	$ 5,381	$ 30,416
Turner, Kathryn C.	$52,500	$16,875	$105,046	$35,010	$35,173	$244,604
Wadsworth, Jeffrey	$52,500	$11,875	$105,046	$35,010	$18,862	$223,293
Ward, Jr., Stephen M.	$52,500	$11,875	$105,046	$35,010	$31,825	$236,256

(1) The grant date fair value of stock units granted to our directors in fiscal year 2017 was computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, Compensation – Stock Compensation. Assumptions made in this valuation are set forth in Note 15 to the financial statements contained in Carpenter's 2017 Annual Report on Form 10-K. Stock units were credited to each director's account on October 11, 2016, but are subject to partial forfeiture if the director separates from Board service prior to the first anniversary of the grant date for any reason other than death or disability.

Each director, with the exception of Messrs. Pratt and Stephans, was credited with 2,640 stock units for fiscal year 2017 on October 11, 2016, representing a grant date fair value of $105,046. Retainer stock units credited to each director represents $55,030 of the annual retainer. The remaining stock units credited represent an annual award of additional stock units as described above with a grant date fair value of $50,016.

Mr. Pratt, who serves as Chairman, was credited with 4,776 stock units for fiscal year 2017 on October 11, 2016, representing a grant date fair value of $190,037. Of this total number, 2,262 stock units represent $90,005 of his annual retainer. The remaining stock units credited represent an annual award of additional stock units with a grant date fair value of $100,032.

Mr. Stephans retired from the Board on October 11, 2016.

The total number of stock units credited to each director under Carpenter's Stock-Based Compensation Plan for Non-Employee Directors as of June 30, 2017, including stock units that were credited with respect to prior fiscal years and reinvested dividend equivalents, was: C. Anderson, Jr. – 53,745; P. Anderson –25,495; I. M. Inglis – 35,957; S. Karol – 14,233; R. McMaster – 27,164; G. Pratt – 57,036; P. Stephans – 0; K. Turner – 50,104; J. Wadsworth – 27,178; and S. Ward, Jr. – 45,398.

(2) The grant date fair value of option awards granted to our directors in fiscal year 2017 was computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. Assumptions made in this valuation are set forth in Note 15 to the financial statements contained in Carpenter's 2017 Annual Report on Form 10-K.

Each director, with the exception of Messrs. Pratt and Stephans, received an annual award of 3,275 stock options for fiscal year 2017 on October 11, 2016, representing a grant date fair value of $35,010. Mr. Pratt received an annual award of 5,613 stock options for fiscal year 2017 on October 11, 2016, representing a grant date fair value of $60,003.

The total number of shares subject to stock options credited to each director that remain outstanding as of June 30, 2017, including stock options that were granted in prior fiscal years, was: C. Anderson, Jr. – 27,523; P. Anderson – 27,523; I. M. Inglis – 30,660; S. Karol – 15,777; R. McMaster – 27,523; G. Pratt – 29,575; P. Stephans – 13,890; K. Turner – 19,523; J. Wadsworth – 23,523; and S. Ward, Jr. – 27,523.

(3) Includes the aggregate dollar amount of dividend equivalents paid in fiscal year 2017 on the stock unit balance credited to each director's account with respect to dividends paid on outstanding common stock during fiscal year 2017. Dividend equivalents are reinvested in the form of additional stock units, with the number of units credited being determined by dividing the dividend dollar amount by the closing price on the NYSE on the dividend equivalent payment date.

30 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Proposal 2: Approval of Appointment of Independent Registered Public Accounting Firm The Audit/Finance Committee has selected PricewaterhouseCoopers LLP (“PwC”), subject to approval by the stockholders at the Annual Meeting, to serve as Carpenter’s independent registered public accounting firm for fiscal year 2018. PwC would be engaged to audit and report upon Carpenter’s financial statements and internal controls over financial reporting for fiscal year 2018. PwC, or one of its predecessor firms, has served as Carpenter’s independent registered public accounting firm since 1918. The Audit/Finance Committee and the Board of Directors believe PwC is well qualified to act in this capacity. A representative of PwC is expected to attend the Annual Meeting of Stockholders. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions. Vote Required for Approval The affirmative vote of a majority of the votes cast is required to approve the appointment of PwC as the company’s independent registered public accounting firm. Audit Fees The aggregate fees billed by PwC for professional services rendered for the annual audit of Carpenter’s consolidated financial statements and internal controls over financial reporting for fiscal year 2017, the reviews of the financial statements included in Carpenter’s quarterly reports on Form 10-Q, audit and attestation services related to statutory or regulatory filings required by certain foreign locations, issuance of comfort letters, and review of registration statements, were $1,737,500, compared to $1,642,250 for fiscal year 2016. Audit-Related Fees PwC billed $30,000 in audit-related fees in both fiscal years 2017 and 2016. These fees principally related to agreed-upon procedures and engagements related to Carpenter’s compliance with certain federal and state environmental reporting requirements. Tax Fees The aggregate fees billed by PwC for tax services were $178,200 for fiscal year 2017, compared to $326,000 in fiscal year 2016. Fees in fiscal year 2017 were primarily for domestic and international tax compliance services and other tax projects. All Other Fees The aggregate fees billed by PwC for all other services were $3,300 in fiscal years 2017 and 2016. These services are for subscriptions to certain PwC reference tools. Pre-Approval Policies and Procedures for Audit and Non-Audit Services Policy Statement The Audit/Finance Committee is required to specifically pre-approve the audit and non-audit services performed by the independent auditor to ensure that such services do not impair the auditor’s independence. Delegation The Chairman of the Audit/Finance Committee has the committee’s delegated authority to pre-approve requests for services that were not approved at a scheduled meeting. The Chairman reports any pre-approval decisions to the Audit/ Finance Committee at its next scheduled meeting. All services, regardless of fee amounts, are subject to restrictions to ensure the services will not impair the independence of the auditor. In addition, all fees are subject to ongoing monitoring by the Audit/Finance Committee. 31 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Proposal 2: Approval of Appointment of Independent Registered Public Accounting Firm Audit Services The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit/Finance Committee. The committee must approve any changes in terms, conditions and fees resulting from changes in audit scope. In addition to the annual audit services engagement, the Audit/Finance Committee may grant pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide. Audit-Related Services Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of Carpenter’s financial statements as traditionally performed by its independent auditor. The Audit/Finance Committee believes the performance of audit-related services does not impair the independence of the auditor. Tax Services The Audit/Finance Committee believes the independent auditor can provide tax services to the company, such as domestic and international tax consulting and compliance services, without impairing the auditor’s independence. All Other Services The Audit/Finance Committee may grant pre-approval of those permissible non-audit services classified as “all other services” that it believes are routine and recurring services that will not impair the independence of the auditor. FOR PricewaterhouseCoopers LLP as independent registered public accounting firm for 32 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT The Board of Directors recommends that you vote FOR the appointment of fiscal year 2018.

Audit/Finance Committee Report The Audit/Finance Committee consists of three members, each of whom has been determined by the Board to be an independent director under applicable rules or other requirements of the NYSE and the SEC with respect to qualification of members of an audit committee. Each member is financially literate as required by NYSE standards, and each qualifies as an “audit committee financial expert” under applicable SEC standards. The Audit/Finance Committee functions pursuant to a written charter that was adopted and is reviewed annually by the Board. A copy of the charter is posted on Carpenter’s website at www.cartech.com. The Audit/Finance Committee reviewed and discussed with management and Carpenter’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), Carpenter’s audited financial statements and schedules for fiscal year 2017 and the report of PwC. The committee also discussed other matters with PwC, such as the quality (in addition to acceptability), clarity, consistency and completeness of Carpenter’s financial reporting, as required by U.S. Auditing Standards Section AU380, Communication with Audit Committees. The Audit/Finance Committee met with management periodically during fiscal year 2017 to consider the adequacy of Carpenter’s internal controls, and discussed these matters and the overall scope and plans for the audit with PwC. The Audit/Finance Committee also discussed with senior management and PwC Carpenter’s disclosure controls and procedures and the certifications by Carpenter’s CEO and CFO. In particular, the Audit/Finance Committee was kept apprised by senior management of the progress of the evaluation of Carpenter’s system of internal control over financial reporting and provided oversight and advice to management during the process. In connection with this oversight, the Audit/Finance Committee received periodic updates provided by senior management and PwC at several meetings during the fiscal year. At the conclusion of the process, senior management provided the Audit/Finance Committee with, and the Audit/Finance Committee reviewed, a report on the effectiveness of Carpenter’s internal control over financial reporting. The Audit/Finance Committee also reviewed PwC’s report on Carpenter’s internal control over financial reporting. The Audit/Finance Committee has considered whether the independent registered public accounting firm can maintain independence while also providing non-audit services, and has received from PwC written disclosures and a letter concerning the firm’s independence from Carpenter, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. These disclosures have been reviewed by the Audit/Finance Committee and discussed with PwC. 33 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT The Audit/Finance Committee’s primary responsibilities include appointing the independent registered public accounting firm to be retained to audit Carpenter’s consolidated financial statements and recommending to the Board the inclusion of these financial statements in the Annual Report on Form 10-K and quarterly reports on Form 10-Q. The Audit/Finance committee is also responsible for approving any non-audit services to be provided by the independent registered public accounting firm. Additionally, the Committee reviews the adequacy of Carpenter’s financial reporting and internal controls over financial reporting, the integrity of Carpenter’s financial statements, and the independence and performance of Carpenter’s independent registered public accounting firm. Management is primarily responsible for the preparation, presentation and integrity of Carpenter’s financial statements; establishing, maintaining and evaluating the effectiveness of disclosure controls and procedures; establishing, maintaining and evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of Carpenter’s financial statements and expressing an opinion on whether those financial statements conform to generally accepted accounting principles, as well as expressing an opinion on the effectiveness of Carpenter’s internal control over financial reporting.

Audit/Finance Committee Report Based on the reviews and discussions described in this report, the Audit/Finance Committee has recommended to the Board that Carpenter’s audited consolidated financial statements be included in Carpenter’s 2017 Annual Report on Form 10-K for filing with the SEC. Submitted by the Audit/Finance Committee of the Board of Directors, CHAIR: I. Martin Inglis Members: Carl G. Anderson, Jr. Robert R. McMaster 34 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Proposal 3: Advisory Vote to Approve the Compensation of Our Named Executive Officers Each year since 2012, we have asked our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement, including the Compensation Discussion & Analysis, the Compensation Tables, and any related material as required pursuant to Section 14A of the Securities Exchange Act of 1934. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. We expect to continue conducting the say-on-pay vote annually. The say-on-pay vote is advisory, and therefore not binding on the company, the Compensation Committee or the Board of Directors. However, the Board of Directors and the Compensation Committee value our stockholders’ opinions. If there is a significant vote against the NEO compensation, the Compensation Committee will evaluate whether any actions are necessary to address stockholder concerns. We believe that the compensation policies and procedures articulated in this Proxy Statement are effective in achieving Carpenter’s goals, and that the executive compensation reported was appropriate and aligned with fiscal year 2017 results. Before voting, we encourage you to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement for details about our executive compensation programs and NEO compensation in fiscal year 2017. The Compensation Committee continually reviews the compensation programs for our NEOs to ensure that they achieve the desired goal of offering total compensation consisting of base salary competitive with an identified peer group of companies and incentive opportunities that are performance-oriented and linked to the interests of stockholders. We are asking stockholders to indicate their support for our NEO compensation as described in this Proxy Statement. The Board of Directors recommends that you vote FOR Proposal 3 to approve the 35 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT FOR compensation of the NEOs as disclosed in this Proxy Statement on an advisory basis. Our Pay-for-Performance Compensation Our executive compensation programs are designed to provide compensation levels benchmarked to attract, motivate and retain exceptional managerial talent for the present and future, to reward executives for achieving financial and strategic company goals, and to align their interests with the interests of stockholders. We believe the compensation of our NEOs is reasonable, competitive and strongly focused on pay-for-performance principles. We emphasize compensation opportunities that appropriately reward executives for delivering financial results that meet or exceed pre-established goals, and executive compensation varies depending upon the achievement of those goals. Through stock ownership requirements and equity incentives, we believe we have aligned the interests of our NEOs with those of our stockholders and the long-term interests of the company.

Proposal 4: Advisory Vote on Whether the Advisory Vote to Approve the Compensation of our Named Executive Officers Should Occur Every One, Two or Three Years As discussed in Proposal No. 3, the Board of Directors values the input of stockholders regarding Carpenter’s executive compensation practices. As contemplated by the Dodd-Frank Act, stockholders are also invited to express their views, on an advisory basis, on how frequently advisory votes on the compensation of our NEOs, such as Proposal No. 3, will occur. This proposal, commonly known as a “say-on-pay frequency” proposal, provides stockholders with an opportunity to indicate whether they would prefer an advisory vote on NEO compensation once every year, every two years, or every three years. After careful consideration of this Proposal No. 4, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate choice at this time. Therefore, our Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation. In formulating its recommendation, our Board of Directors considered that, while our executive compensation policies are designed to promote a long-term connection between pay and performance, executive compensation disclosures are made annually. An annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. You may cast your advisory vote on your preferred voting frequency by choosing the option of one year, two years, or three years or abstaining from voting. You are being asked to vote on the following resolution: “RESOLVED that the stockholders hereby approve, on an advisory basis, that the frequency of future stockholder advisory votes to approve the compensation of Carpenter’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, be once every one year, two years or three years, whichever frequency receives the affirmative vote of the majority of votes cast with respect to this resolution at the 2017 Annual Meeting of Stockholders.” Because this vote is advisory and not binding on the Board of Directors or Carpenter, the Board may decide it is in the best interests of our stockholders and the company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders, and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our compensation programs. A scheduling vote similar to this will occur at least once every six years. Vote required for approval. The frequency that receives the highest number of votes will be considered by the Board to be the stockholders’ preference, as expressed on an advisory basis. The Board of Directors recommends that you vote FOR a frequency of once every year 36 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT FOR for the frequency of stockholder advisory votes on executive compensation.

Compensation Committee Report The Compensation Committee consists of four members, each of whom has been determined by the Board to meet the NYSE and SEC requirements for compensation committee members. The Compensation Committee functions pursuant to a written charter that was adopted and is reviewed annually by the Board. A copy of the charter is posted on Carpenter’s website at www.cartech.com. The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis (“CD&A”) with management, legal counsel, and its independent compensation consultant. The committee also considered the results of the 2016 say-on-pay vote and input from stockholder engagement during the last fiscal year when reviewing the CD&A. Based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into our 2017 Annual Report on Form 10-K. Submitted by the members of the Compensation Committee, Chair: Kathryn C. Turner Members: Philip M. Anderson Jeffrey Wadsworth Stephen M. Ward, Jr. 37 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Compensation Discussion and Analysis

This Compensation Discussion and Analysis ("CD&A") contains information about our compensation philosophy and key criteria considered by the Compensation Committee ("Committee") to set compensation levels, determine actual compensation, and establish future compensation opportunities for our executives. The Committee's actions took into account last year's say-on-pay vote, stockholder engagement during the fiscal year, and advice from our independent compensation consultant and the Board's independent governance consultant.

Our Named Executive Officers

Our Named Executive Officers ("NEOs") for fiscal year 2017 are:

Tony R. Thene,
President and Chief Executive Officer

Damon J. Audia,
Senior Vice President and Chief Financial Officer

Joseph E. Haniford,
Senior Vice President and Chief Operating Officer

James D. Dee,
Vice President, General Counsel and Secretary

David L. Strobel,
Former Senior Vice President and Chief Technology Officer
(retired effective August 5, 2016)

Table of Contents

Executive Summary ... 39
Our Fiscal Year 2017 Business Performance ... 39
Pay-for-Performance Alignment ... 40
Executive Compensation Highlights ... 41
Stockholder Engagement on Compensation and Advisory Vote on Executive Compensation ("Say-on-Pay") ... 43
Our Compensation Philosophy ... 44
Our Compensation Policies and Practices ... 45
Compensation Program Risk Assessment ... 47
Our Compensation Process ... 48
Elements of Our Fiscal Year 2017 Compensation Program ... 51
Our Fiscal Year 2017 Target Compensation Strategy and Pay Mix ... 52
Annual Compensation ... 53
Executive Stock Plan ... 56
Other Compensation ... 58
Retirement and Post-Employment Benefits ... 59

38 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Executive Summary

Our Fiscal Year 2017 Business Performance

Carpenter generated profitable results in fiscal year 2017 and returned $34 million to stockholders through dividends. We continued to take action during fiscal year 2017 to maximize our performance, execute our strategic objectives, and set the stage for growth and enhanced profitability over the next several years as market conditions improve in our key end-use markets. These efforts, which we believe will strengthen our competitive position and drive long-term growth and stockholder value, included:

- Continuing to implement the Carpenter Operating Model across the entire organization to support enhanced operating margins, working capital efficiencies, and improved manufacturing processes.
- Transforming our Commercial team to focus on delivering advanced solutions to address challenges facing our customers.
- Continuing to invest in and commercialize technologies and solutions that build on Carpenter's expertise and strengthen our capabilities necessary to become a critical supply chain partner to our customers.
- Maintaining a healthy liquidity position necessary to provide the financial flexibility to accomplish our strategic vision.

Financial Metrics

Operating Income*

Cost reductions largely offset impact of volume decline



$133
$121
2016
2017

$ in millions

Free Cash Flow

Strategic investments in voluntary pension contribution, acquisitions/divestitures, net and inventory impacted free cash flow



$139
2016
2017
-$18

$ in millions

Adjusted EBITDA**

Cost reductions largely offset impact of volume decline

$263 million

for 2017

Safety (TCIR)

Total Case Incidents Reported dropped more than 50% since 2009



4.8
2.2
2.0
2009
2016
2017

* Excludes the pension earnings, interest and deferrals (pension EID) portion of net pension expense

** Excludes net pension expense

"Our fiscal year 2017 performance was driven by solid execution of our commercial strategy, improved market conditions and stronger mix as we continue to focus on expanding the applications for our value-add solutions coupled with our ongoing implementation of the Carpenter Operating Model." **Tony R. Thene,** President & Chief Executive Officer

CARPENTER TECHNOLOGY 2017 PROXY STATEMENT 39

Compensation Discussion and Analysis • Executive Summary

Stockholder Value Creation:

Capital Returned to Stockholders

+$34

million in dividends

Total Stockholder Return

TSR vs. Peer Group

% Rank	Carpenter 10th	25th	Median	75th
2016 TSR	**-25.6%**	-7%	20.2%	62.3%
2017 TSR	**-38.6%**	-10.2%	18.8%	57.0%

Pay-for-Performance Alignment

Our executive compensation program includes strong ties between pay and performance, spurring team accomplishments and attracting and retaining executives who can drive overall company performance. Each NEO's total compensation is targeted to the market median while actual compensation is linked to performance. Carpenter's performance-driven compensation program has maintained a strong alignment between company performance, as measured by stockholder value creation and key financial metrics, and total direct compensation.

Individual and Company Pay-for-Performance Criteria

Our incentive programs take into account both individual and company performance, and actual pay will fluctuate above and below target pay based upon performance.

INDIVIDUAL PERFORMANCE CRITERIA

- Successful execution of key strategic goals
- Leadership capability
- Individual contribution to both short- and long-term business results
- Ethical conduct and regulatory compliance

COMPANY PERFORMANCE METRICS

- Operating Income
- Free Cash Flow
- Adjusted EBITDA
- Safety
- Total Stockholder Return (TSR)

Carpenter's fiscal year 2017 incentive plans were aligned with our operational performance as well as our total stockholder return performance.

40 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Compensation Discussion and Analysis • Executive Summary

Pay Mix

A substantial portion of target total compensation is delivered through variable performance-based incentives that are at risk. Variable performance-based incentives constitute 66% of our CEO compensation mix and 56% of our NEO compensation mix.

Target Direct Compensation Mix – CEO


16% Restricted Stock Units (Time)
18% Base Salary
18% Target Bonus
32% Restricted Stock Units (Target Performance)
16% Stock Options
66% Performance Based

Target Direct Compensation Mix – NEOs*


11% Restricted Stock Units (Time)
33% Base Salary
23% Target Bonus
22% Restricted Stock Units (Target Performance)
11% Stock Options
56% Performance Based

* Represents target pay mix for Messrs. Audia, Dee and Haniford.

Compensation Decisions

Pay Element	Fiscal Year 2017 Compensation Decisions
Annual Incentives	Executive Bonus Compensation Plan resulted in attainment at 79.7% of target incentive.
Long-Term Incentives (LTI)	LTI with performance cycles concluding at the end of fiscal year 2017 resulted in attainment at 95% of target for Adjusted EBITDA-based RSUs and 0% of target for TSR-based RSUs because the threshold was not achieved.

Executive Compensation Highlights

Key Executive Compensation Practices

- Market Median Compensation Targets
- Robust and Diversified Performance Metrics
- Substantial Share Ownership Guidelines
- Use of Double Triggers
- Annual Review of Compensation Consultant Independence
- Annual Review of Compensation Peer Group
- No Hedging
- No Pledging
- No Repricing of Options
- Market-Competitive Retirement Programs
- Limited Perquisites
- Stockholder Outreach on Executive Compensation

CARPENTER TECHNOLOGY 2017 PROXY STATEMENT 41

Compensation Discussion and Analysis • Executive Summary

Incentive Plan Performance Metrics

	Incentive Program	Metric	Weighting
Annual Incentives	Executive Bonus Compensation Plan	▸ Operating Income ▸ Free Cash Flow ▸ Safety*	60% 30% 10%
Long-Term Incentives	Adjusted EBITDA-based RSUs	Adjusted EBITDA vs. target over a one-year period	25%
	Time-based RSUs	A three-year time-based restriction period	25%
	TSR-based RSUs	Total stockholder return vs. Russell RSCC Materials & Processing Growth Index over a three-year period	25%
	Stock Options	Performance-based as they only deliver value if Carpenter stock price increases	25%

*measured by Total Case Incident Rate (TCIR).

Peer Group for Fiscal Year 2017

Our Compensation Committee and outside compensation consultants established a new peer comparator group for fiscal year 2017 to more accurately reflect Carpenter's specialty business. The Committee also solicited feedback on the peer group from investors through our stockholder outreach program. To review the selection criteria and the new list of peer group companies, please see p. 49 under *"How We Benchmark Compensation."*

CEO Target Total Direct Compensation

The Compensation Committee targets NEO total direct compensation (salary plus target annual incentive and target long-term incentives) at the median. The Committee also considers pay falling within +/- 15% of the median to meet this philosophy. This range allows the Committee to set pay taking into account a number of factors, such as experience in the position, company performance, individual performance, and future potential.

In setting target total direct compensation for the CEO, the Committee considers peer group data and supplements this with CEO pay data from compensation surveys using revenue and industry comparators appropriate for Carpenter. The Committee believes the blend of proxy data with survey data more accurately reflects CEO market pay levels.

Mr. Thene was promoted to the CEO position in July of 2015. At that time, Mr. Thene's target total direct compensation was roughly at the market 25th percentile. The Committee believed setting pay at the 25th percentile was reasonable for a newly promoted CEO. Since then, the Committee raised Mr. Thene's target total direct compensation to within the range of the median of the peer group as Mr. Thene gained experience in the position and demonstrated his abilities in the CEO role.

The Committee took the following actions regarding Mr. Thene's pay in fiscal year 2017:

- Base salary was increased 21.4% based on market data and performance.
- Annual bonus under the Executive Bonus Compensation Plan was paid at 79.7% of target, consistent with operating results and other executives.
- Annual long-term incentive award was denominated 25% in time-based RSUs, 25% in TSR-based RSUs, 25% in Adjusted EBITDA-based RSUs, and 25% in stock options. This is consistent with other executives, and balances the goals of driving retention, absolute operational performance, relative stock price performance, and alignment with stockholders.
- Off-cycle long-term equity incentive awards were granted (see Off-Cycle Long-Term Equity Incentive Awards section).

42 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Compensation Discussion and Analysis • Executive Summary Off-Cycle Long-Term Equity Incentive Awards During fiscal year 2017, we continued our progress to be the preferred solutions provider in specialty materials under the leadership of our CEO and other NEOs. This team, and the collaboration required to sustain the short-term and long-term execution of our new operating model, are a critical component to success. The Committee understands the teamwork and leadership that a unified team develops as they drive change in the organization. Recognizing the importance of a stable senior management team that collectively and successfully executes the Carpenter Operating Model, the Compensation Committee approved off-cycle long-term equity incentive awards for the CEO and other NEOs. More particularly with regard to the CEO, the Committee granted a special equity award to provide a meaningful financial incentive to Mr. Thene to drive superior company performance during a period of anticipated challenging market conditions. The special equity grant was also intended to help retain Mr. Thene over the next several years as he implements a multi-year strategy designed to create stockholder value. This special equity award had a grant value of $3.64 million, and included time-based RSUs (33% of the grant value) and stock options (67% of the grant value). The award is subject to cliff-vesting after three years and, as such, Mr. Thene must still be employed at the end of the vesting period to realize the award. The Committee further believed that the special grant enhanced the overall stability of the senior management team assembled under Mr. Thene’s leadership. Continuity during the implementation and execution of a multi-year operating strategy was a key consideration in the design of the special grant, and the Committee believed that Mr. Thene’s continued leadership is critical to the company’s strategic mission over the next several years. Additionally, the Committee believed that the design of this special equity award ensures Mr. Thene’s compensation program remains fully aligned with stockholders’ interests. The RSUs enhance the compensation program’s goal of retention while the stock options reward for high performance only if the stock price increases. The Committee also approved similarly structured off-cycle long-term equity incentive awards for the other NEOs. Details of these awards can be found on p. 58 under “Special Inducement, Recognition or Retention Awards”. Stockholder Engagement on Compensation and Advisory Vote on Executive Compensation (“Say-on-Pay”) Since 2012, we have provided stockholders an annual say-on-pay advisory vote on the compensation of our NEOs. We are very pleased that stockholders expressed their strong support of our compensation practices, with 98% of votes cast at both the 2016 and 2015 annual meetings in favor of our executive compensation. The Board and the Compensation Committee have continued to engage with and regularly discuss governance and compensation matters with stockholders. Stockholders’ input is taken into account when the Committee assesses the design of our executive compensation programs. 43 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Compensation Discussion and Analysis • Our Compensation Philosophy Our Compensation Philosophy Our Guiding Principles The overarching goal of our compensation program is to drive long-term high performance and stockholder value creation through our pay programs and corporate culture. As a result, there are strong ties to performance in many aspects of the compensation program, including pay levels, incentive payouts and pay opportunities. The Compensation Committee structures the executive compensation program to reward our NEOs modestly when performance exceeds goals. A significant component of our incentive structure is weighted towards overall leadership team performance against targeted goals (rather than individual performance), so that if we meet or exceed our goals, the team earns target or better awards. Conversely, if the team fails to meet the minimum thresholds, components of performance-based compensation will not be awarded. In general, the Compensation Committee targets total NEO compensation at the median of each position’s market reference point. The Committee considers an executive’s total pay to be within the range of market median if the executive’s total compensation is +/-15% of the median. Goals We design our compensation program to achieve the following: 44 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT 8 Keep the compensation packages competitive with those offered by our peers and other companies with which we compete for talent. 7 Reward individual performance and accomplishments. 6 Attract and retain talented leaders who can drive and implement our growth and operational excellence strategies. 5 Reinforce the importance of accountability and team cooperation by tying a significant portion of executive compensation to overall company performance. 4 Link executives’ compensation with the interests of our stockholders by tying a significant portion of total compensation opportunity to the value of our stock. 3 Link executives’ compensation with specific business objectives. 2 Propel our business forward through a focus on operational excellence and execution of our business strategy. 1 Motivate and reward our executives to achieve or exceed Carpenter’s financial and operating performance objectives.

Compensation Discussion & Analysis • Our Compensation Policies and Practices

Our Compensation Policies and Practices

Our executive compensation program reflects the Board's strong commitment to executive compensation governance best practices. During fiscal year 2017, we continued with the best practices described below.

Compensation Best Practices

What we do

Balanced portfolio: The program design provides a balanced mix of cash and equity, annual and long-term incentives, and performance metrics (financial and operational goals, in addition to Adjusted EBITDA and TSR).

Double trigger benefits: The Compensation Committee has implemented a double trigger for change-in-control separation benefits. This means that a change in control of Carpenter alone does not trigger any severance obligations to our Named Executive Officers ("NEOs") under our Change in Control Severance Plan.

Committee discretion to reduce annual cash incentive: The Compensation Committee retains discretion to reduce, but not increase, annual cash incentive payouts for NEOs in appropriate circumstances.

Equity ownership guidelines: We maintain equity ownership guidelines that require Corporate Vice Presidents and above to achieve an equity ownership level, over a five-year period, equal to a certain multiple of base salary. For the CEO, the level is 5x base salary; for Senior Vice Presidents, 3x base salary; and for Corporate Vice Presidents, 2x base salary.

Independent compensation consultants: We engage independent compensation consultants who provide information to support the Compensation Committee's work, including a peer group analysis, market compensation data, and an analysis of various compensation instruments and metrics.

Risk assessment: The Compensation Committee reviews an annual assessment by the independent compensation consultant to confirm that metrics and goals are appropriate to drive high performance without encouraging risk-taking beyond established risk parameters.

What we don't do

No excise tax gross-ups: The compensation program does not include any change-in-control tax gross-ups to our executives.

No dividend payments on unearned restricted stock units: We do not pay or accrue dividends on unearned restricted stock units.

Limited perquisites: We provide a minimal level of perquisites to our NEOs—primarily financial and tax counseling, tax preparation, medical examinations, relocation expenses and parking fees (at our downtown Philadelphia headquarters).

No hedging/pledging of company stock: Our policy prohibits hedging or pledging of Carpenter stock by NEOs.

No option repricing: Our long-term incentive plan does not permit repricing of stock options without stockholder approval. Additionally, the plan does not permit Carpenter to offer a cash buyout of underwater options.

Compensation Consultants

For fiscal year 2017 executive compensation determinations, the Compensation Committee engaged Pearl Meyer & Partners ("PM"), an outside compensation consulting firm, to conduct a competitive assessment of our executive compensation program for the NEOs and to make recommendations for the Committee's review and approval. PM was also retained to update and review peer group member companies and to provide ongoing advice as needed to the Compensation Committee, including guidance on our CEO compensation package. A representative from PM also regularly attends Compensation Committee meetings to provide advice and guidance on Carpenter's executive compensation program.

Additionally, Compensation Advisory Partners LLC ("CAP"), an outside compensation consulting firm, was engaged to conduct a TSR analysis and an annual risk assessment of Carpenter's compensation programs. A representative from

CARPENTER TECHNOLOGY 2017 PROXY STATEMENT 45

Compensation Discussion and Analysis • Our Compensation Policies and Practices CAP also attended Compensation Committee meetings to provide advice and information on compensation trends and regulatory developments in the market. Also during fiscal year 2017, the compensation findings, market context, recommendations, and other information provided to management by Willis Towers Watson, an outside compensation consulting firm, was made available to the Compensation Committee. The Compensation Committee believes that there was no conflict of interest between Carpenter and either PM or CAP during fiscal year 2017. In reaching this conclusion, the Compensation Committee considered the factors set forth by the SEC and NYSE regarding compensation advisor independence. Specifically, the Compensation Committee analyzed whether the work of PM or CAP as compensation consultants raised any conflict of interest, taking into consideration the following factors: ffwhether the consultant provides other services to Carpenter; ffthe amount of fees Carpenter paid to the consultant as a percentage of the consultant’s total revenue; ffthe policies and procedures of the consultant that are designed to prevent conflicts of interest; ffany business or personal relationship of the consultant or its individual compensation advisors with an executive officer of the company; ffany business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and ffany Carpenter stock owned by the consultant or its individual compensation advisors. Equity Ownership Guidelines Equity awards earned through Carpenter’s long-term incentive program help NEOs and other executives meet the Company’s equity ownership guidelines. These guidelines require that Corporate Vice Presidents and above hold specific values of equity, expressed as a multiple of the executive’s base salary. Holdings may consist of either earned restricted or unrestricted stock or stock units, including shares held in retirement accounts. There is a five-year phase-in period after a NEO is elected for satisfying the minimum equity holding requirements. Mr. Dee currently meets his requirement and Messrs. Thene, Audia, and Haniford are in their respective phase-in periods. Mr. Strobel has retired and is no longer subject to ownership requirements. The Compensation Committee, with the input of outside consultants, reviews these requirements regularly and continues to believe these levels are competitive with the market. Robust Stock Ownership Requirements Executive Level Multiple of Base Salary Chief Executive Officer 5x Senior Vice Presidents 3x Corporate Vice Presidents 2x Hedging/Pledging Policy Executive officers (including NEOs) and directors are prohibited from hedging their ownership of Carpenter stock, including short sales (a sale of securities that are not then owned) of Carpenter securities, “a sale against the box” (a sale with delayed delivery of the Carpenter securities), and the purchase of financial instruments (such as prepaid variable forward contracts, collars, equity swaps and exchange funds) that are designed to hedge or offset any decrease in the market value of Carpenter stock. In addition, no NEO or director may trade in “puts” or “calls” (publicly-traded options to sell or buy stock) in Carpenter securities or pledge company stock as collateral for a loan. Tax Policies TAX DEDUCTIBILITY OF COMPENSATION To the extent the aggregate compensation subject to Section 162(m) of the Internal Revenue Code paid to any NEO (other than our principal financial officer) exceeds $1 million, it is not deductible by Carpenter for federal income tax purposes unless it meets the definition of “performance-based” under Code Section 162(m). Cash incentives 46 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Compensation Discussion & Analysis • Compensation Program Risk Assessment

and RSU grants are performance-based only if they are earned or vested based on achieving objective goals under stockholder-approved plans. Cash incentives granted under the Executive Bonus Compensation Plan and stock options and performance-based RSUs granted under the Executive Stock Plan are intended to qualify as performance-based compensation under Section 162(m). Our stockholders approved each of those plans.

The tax laws do not require that all incentive compensation be deductible, and other components of compensation may not be deductible under the Code. The Compensation Committee generally intends to make as much compensation deductible as possible under the Internal Revenue Code and related regulations. However, if the Compensation Committee determines it is advisable to grant a non-deductible component of pay to advance the overall interests of the business, then it reserves the right to do so. All incentive pay to the NEOs was deductible for fiscal year 2017.

Compensation Program Risk Assessment

The Compensation Committee retains an independent compensation consultant to confirm that Carpenter's compensation policies and practices do not encourage excessive or unnecessary risk taking and assess whether the executive compensation program contains a reasonable amount of risk. In its most recent review of Carpenter's compensation program, Compensation Advisory Partners LLC concluded that it was not reasonably likely that our compensation policies and practices would have a materially adverse effect on the company.

Consultant Analysis of Risk Concepts in Carpenter Compensation Design

Compensation Element	Balanced Approach			Balance Achieved
Performance Metrics	Growth	Profitability		Compensation program does not inappropriately emphasize performance along one metric.
	Returns	Stockholders' Experience		
Target Setting	Internal Perspective	External Perspective		Objectives are meaningful and appropriate. Pay outcomes make sense.
Measurement Approach	Absolute Performance	Relative Performance		Enables executive team to unite behind shared absolute goals and performance standards. Recognizes external conditions impacting industry.
Form of Compensation	Cash	Equity		Individual pay mix balances an executive's (group's) impact on company results, link to stockholders' experience, and risk/reward profile.
	Annual	Long-Term		
Time Horizon	Short-term (1 year)	Intermediate (2 to 4 years)	Long-term (>5 years)	Less emphasis on attaining short-term goals. Varying time horizons help mitigate risk.
	Sustainable Performance →			

CARPENTER TECHNOLOGY 2017 PROXY STATEMENT 47

Compensation Discussion and Analysis • Our Compensation Process

Additionally, the Committee considers the following features of our compensation program and our company generally to be important in discouraging excessive risk:

- **Code of Business Conduct and Ethics**
  We are a performance-based company and hold each other accountable to high standards of excellence in all that we do. Our Code of Business Conduct and Ethics reflects our corporate culture. The Compensation Committee believes that Carpenter's values-oriented culture is a key factor in reducing risky behavior.
- **Performance Goals and Variable Pay Mix**
  We set our performance goals at levels that are high enough to encourage strong performance, but are within reasonably attainable levels to discourage risky business strategies or actions. Consistent with market practices, the NEO total pay program has a heavy emphasis on long-term incentives, which encourages our executives to engage in business strategies or actions that promote long-term growth over actions that may produce risky short-term outcomes.
- **Stock Ownership Guidelines**
  Our NEOs are required to hold substantial amounts of equity. We believe that stock ownership encourages appropriate decision-making that aligns with the long-term interests of our stockholders.
- **Peer Group Compensation Benchmarking**
  Annual benchmarking of compensation program target levels ensures consistency with our peer group.

Our Compensation Process

We have a rigorous review process for determining executive compensation using both internal and external resources. The various roles in our compensation process are detailed below.

Role of Compensation Committee

The Compensation Committee assists the Board of Directors in its overall responsibility for oversight of compensation matters. To that end, the Committee:

- reviews and approves goals and objectives relevant to compensation of the CEO, evaluates the CEO's performance in light of those goals and objectives, and sets the CEO's compensation level based on such evaluation;
- reviews and approves corporate goals, objectives and awards relevant to compensation of the NEOs;
- administers Carpenter's incentive compensation programs and plans;
- reviews benchmarking and pay recommendations from the outside compensation consultant(s);
- approves compensation plans and related targets for any management-proposed changes in benefits or perquisites;
- oversees activities relative to incentive stock plans; and
- ensures executive compensation programs are properly coordinated and achieving their intended purpose.

In addition, the Committee reviews our compensation programs to ensure they do not incorporate practices that would encourage excessive risk.

Role of the Full Board

While the Compensation Committee has the ultimate authority to make all decisions concerning executive compensation, it actively seeks input from and frequently discusses executive compensation matters with the full Board. The Board determines what drives long-term performance, and the Committee considers input from the Board in linking performance to compensation.

The Committee considers input from all directors, each of whom has a variety of experience and expertise, and from time-to-time will seek out those with expertise in the industry when determining what will drive long-term high performance or what might encourage excessive risk-taking. The Committee may consult with one or more directors with particular expertise in certain areas when considering an executive's performance (i.e., consult with Audit/Finance Committee members when considering CFO performance).

48 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Compensation Discussion & Analysis • Our Compensation Process compensation program for the NEOs; an outside compensation consulting firm, was risk assessment of Carpenter’s compensation compensation trends and regulatory developments in recommendations, and other information provided compensation consulting firm, were made available How We Benchmark Compensation In developing competitive compensation recommendations with respect to the NEOs, PM established a benchmark match for each position based on a broad perspective of the relevant market and detailed competitive survey data and proxy disclosures of peer companies, for each of the following elements of compensation: ffbase salary; ffannual cash incentive; fftotal cash compensation; fflong-term incentives; and fftotal direct compensation. The Compensation Committee accepted the consultants’ recommendation to use a comparator group for competitive compensation analysis that consists of fifteen public companies that manufacture and sell specialty metals and related products and that draw upon similar executive talent (the “Comparator Group”). The Comparator Group for fiscal year 2017 consisted of the public companies shown below. These companies operate in various parts of the world and have a median revenue of $1,954 million (compared to Carpenter’s fiscal year 2017 revenue of $1,798 million). COMPARATOR GROUP These companies were selected for inclusion in the Comparator Group based on industry, size, and US-based headquarters, with a particular focus on companies with which Carpenter competes for executive talent, customers, or investor capital. 49 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT Roles of Compensation Consultants The Compensation Committee engaged Pearl Meyer & Partners, an outside compensation consulting firm, to provide the following services relating to fiscal year 2017 compensation determinations: ffconduct a competitive assessment of our ffmake NEO compensation recommendations; ffupdate and review peer group member companies; and ffprovide ongoing advice as needed to the Committee, including guidance on our CEO compensation package. Separately, Compensation Advisory Partners LLC, engaged to conduct a TSR analysis and an annual programs, and to provide advice and information on the market. The compensation findings, market context, to management by Willis Towers Watson, an outside to the Compensation Committee. Role of Management As part of its decision-making process, the Committee invites and considers the input of certain officers (but not with respect to such officer’s own compensation), including the CEO, General Counsel, and Vice President of Human Resources, particularly about how specific metrics and goals might drive high performance without encouraging undue risk-taking, or in negotiating compensation packages with prospective executives other than the CEO. The Committee also considers input from the CEO as to the performance of other executives and other executives’ contributions to overall performance. At times, the Committee may request that senior management obtain information on its behalf to assist with decision-making relating to the compensation program. Pursuant to the Compensation Committee’s charter, it may also delegate authority to members of management in appropriate circumstances. In formulating recommendations, management reviews information from a variety of sources, including input provided by outside compensation consultants. During fiscal year 2017, Willis Towers Watson served as management’s outside compensation consultant. In this capacity, Willis Towers Watson provided market data and other information, including a pay level assessment for senior executives and a review of incentive plan design practices (overall approach, competitive target levels, and share utilization).

Compensation Discussion and Analysis • Our Compensation Process

$ in millions

Company Name	Revenue*	Market Cap as of June 30, 2017
AK Steel Holding Corporation	$5,962	$2,068
Allegheny Technologies Inc.	$3,313	$1,851
The Timken Company	$2,767	$3,607
Valmont Industries Inc.	$2,635	$3,379
Cabot Corporation	$2,613	$3,338
Cleveland-Cliffs, Inc.	$2,338	$2,051
Kennametal Inc.	$2,058	$3,014
Hexcel Corp.	$1,954	$4,797
KLX Inc.	$1,553	$2,586
Wesco Aircraft Holdings Inc.	$1,433	$1,082
Century Aluminum Company	$1,428	$1,360
Kaiser Aluminum Corporation	$1,364	$1,520
Barnes Group Inc.	$1,342	$3,144
Sun Coke Energy Inc.	$1,252	$ 701
Haynes International, Inc.	$ 402	$ 454
Carpenter Technology Corp.	**$1,798**	**$1,749**

*Reflects revenue for the period July 1, 2016, through June 30, 2017.

2017 Peer Group Companies


Construction Engineering & Chemicals
Cabot
Valmont Industries
Industrial Machinery
Barnes Group
Kennametal
The Timken Company
Aerospace, Aircraft & Defense
Hexcel
KLX
Wesco Aircraft Holdings
Steel
AK Steel Holding
AlleghenyTechnologies
Cleveland-Cliffs
Haynes International
Suncoke Energy
Aluminum
Century Aluminum
Kaiser Aluminum

INDIVIDUAL PERFORMANCE CRITERIA

While the Compensation Committee uses benchmark data as a reference point, it is not the sole determining factor in making our executive compensation decisions. The Compensation Committee also considers each individual's performance and importance to the organization.

50 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Compensation Discussion & Analysis • Elements of our Fiscal Year 2017 Compensation Program

Our individual performance criteria include:

- Successful execution of key strategic goals;
- Leadership capability;
- Contribution to both short- and long-term business results; and
- Ethical conduct and regulatory compliance.

The market data is used primarily to ensure that, in totality, our executive compensation program is competitive when the company achieves targeted performance levels.

Elements of our Fiscal Year 2017 Compensation Program

Our compensation program is designed to be competitive and to align the interests of our executive officers and other senior leaders with company performance and stockholder returns. For our NEOs, this is accomplished through a mix of base salary and time- and performance-based rewards, including cash incentives and equity awards. We also provide minimal perquisites, retirement plans, and post-employment benefits that are not intended to be the focus of the program. Performance-based compensation (annual and long-term) continues to constitute the largest portion of total compensation. A brief overview of each element of compensation is provided in the chart below, with further details provided later in this CD&A.

Overview of Key Compensation Elements

	Compensation Element	Description	Rationale
SHORT-TERM	**Base Salary**	▸ Fixed component of pay targeted at the median of the market.	▸ Provides compensation for executive to perform job functions.
SHORT-TERM	**Annual Cash Incentive**	▸ Delivered in cash annually. ▸ Tied to achievement of financial and operational goals (operating income, free cash flow and safety metrics). ▸ Executives can earn 0-200% of their target award based on achievement of pre-established targets.	▸ Rewards achievement of key drivers of long-term value. ▸ Provides tangible, achievable goals and reinforces key priorities of the organization.
LONG-TERM	**Stock Options** (25% of LTI)	▸ Granted with an exercise price equal to the fair market value of Carpenter stock on the date of grant. ▸ Vests ratably over three years.	▸ Provides strong tie to stockholder interests as executives only realize value if the stock price increases. ▸ Vesting period assists with retention.
LONG-TERM	**TSR-Based Restricted Stock Units*** (25% of LTI)	▸ Executives can earn 0-200% of their target award based upon our TSR compared to a growth index over a three-year period. ▸ Immediately vests at the end of the three-year period, if earned.	▸ Provides strong tie to stockholder interests, as stock units only deliver maximum value if our stock performance far exceeds that of the growth index. ▸ Performance period assists with retention.
LONG-TERM	**Adjusted EBITDA-Based Restricted Stock Units*** (25% of LTI)	▸ Executives can earn 0-200% of their target award based upon Adjusted EBITDA achieved compared to our annual Adjusted EBITDA goal. ▸ Awards are earned at the end of year one, and vest 50% per year at the end of years two and three. ▸ Executives may elect to receive payment in cash or stock.	▸ Focuses executives on achievement of our Adjusted EBITDA goal, which is strongly tied to stockholder value creation. ▸ Provides tangible, achievable goal as senior leaders have the greatest ability to drive Adjusted EBITDA. ▸ Vesting period assists with retention.
LONG-TERM	**Time-Based Restricted Stock Units** (25% of LTI)	▸ 100% vest three years from grant date, subject to continued employment on the vesting date.	▸ Vesting period assists with retention.

* Dividends are not paid or accrued on these RSUs until the RSUs are earned.

CARPENTER TECHNOLOGY 2017 PROXY STATEMENT 51

Compensation Discussion and Analysis • Our Fiscal Year 2017 Target Compensation Strategy and Pay Mix

Long-Term Equity Incentive Plan Illustration

Award	Year 1	Year 2	Year 3
Stock Options (25% of LTI)	34% vest	33% vest	33% vest
Performance-based RSU 3-Year TSR (25% of LTI)	→	→	0-200% earned and vested based on performance
Performance-based RSU 1-Year Adjusted EBITDA (25% of LTI)	0-200% scored based on performance	50% of scored vest	50% of scored vest
Time-based RSU (25% of LTI)	→	→	100% vest

Our Fiscal Year 2017 Target Compensation Strategy and Pay Mix

The Compensation Committee developed fiscal year 2017 compensation levels by considering our general philosophy and objectives. The Committee benchmarked against the Comparator Group and survey data, taking into account the differing fiscal years of members of the Comparator Group, which complicates financial and compensation comparisons when there is a significant shift in customer demand or commodity costs.

NEO pay is generally targeted to be within the competitive range (+/- 15%) of market median. In isolated circumstances, we will deviate from target pay positioning based on several factors, including:

- Attraction and retention needs;
- Individual performance; and
- Internal equity issues.

Target Total Direct Compensation

The Compensation Committee believes that a compensation program that targets market median positioning, but delivers the majority of that compensation through performance-based compensation elements, ensures proper alignment with our stockholders and ties the ultimate value delivered to NEOs (above/below target) to company performance.

Compensation Positioning Relative to Median for each of our NEOs:

Executive	Base Salary	Target Total Cash Compensation (Salary + Target Annual Cash Incentive)	Target Total Direct Compensation (Target Total Cash Compensation + Grant Date Value of Target Long-term Incentive)
Tony R. Thene	-5%	-2%	2%
Damon J. Audia	-4%	4%	0%
Joseph E. Haniford	-6%	-1%	-11%
James D. Dee	9%	13%	4%
	Median	Median	Median

52 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Compensation Discussion & Analysis • Annual Compensation

Mr. Strobel's position was not benchmarked due to his retirement and, therefore, his compensation package is not shown above.

The Compensation Committee may further differentiate the compensation of individual NEOs through multiple mechanisms. For example:

- The Compensation Committee retains discretion to reduce, but not increase, annual cash incentive payouts in appropriate circumstances.
- The Compensation Committee retains discretion to reduce, but not increase, performance-based equity payouts in appropriate circumstances.
- The Compensation Committee may grant equity awards, including RSUs and stock options, to top performers upon the CEO's recommendation.

Annual Compensation

Base Salaries

The Compensation Committee reviews base salaries annually and may also do so in connection with a promotion or other major change in responsibilities. In performing such a review, the Compensation Committee usually considers, among other factors, the person's job duties, critical skills, performance and achievements; the level of pay relative to comparable individuals at relevant companies reviewed by the Compensation Committee, including the Comparator Group; and retention concerns.

Fiscal Year 2017 Base Salary Compensation Decisions

Changes to NEO base salary compensation in fiscal year 2017 consisted of the following:

- Mr. Thene's base salary increased by 21.4% based on market data and performance (see explanation under "*CEO Target Total Direct Compensation*").
- Mr. Audia's base salary increased by 4%.
- Mr. Dee's base salary increased by 4%.
- Mr. Haniford's base salary increased by 10% due to his expansion of duties into the Chief Operating Officer role.

Executive Bonus Compensation Plan

Carpenter maintains an Executive Bonus Compensation Plan ("EBCP") because we believe that a significant portion of our NEOs' potential compensation should be contingent on company business results and successful leadership of our business. This is what will ultimately drive long-term value for our stockholders. The Compensation Committee oversees the EBCP and establishes the metrics that will be used each year, with input from management and outside compensation consultants. For fiscal year 2017, the metrics, the respective weightings, and the rationale for the selection of each metric for the NEOs are detailed in the following table.

CARPENTER TECHNOLOGY 2017 PROXY STATEMENT 53

Compensation Discussion and Analysis • Annual Compensation

Executive Bonus Compensation Plan Metrics Summary

Metric	Definition	Rationale
Operating Income Weighting: 60% 	Net Sales minus Operating Expenses **includes:** ▸ cost of sales, and selling, general and administrative expenses **excludes:** ▸ the pension earnings, interest and deferrals portion of net pension expense.	▸ Focuses management on driving top line growth and managing expenses. ▸ Drives tangible goal achievement and focuses on factors most in the organization's control. ▸ When considered in conjunction with Adjusted EBITDA (used for long-term incentive), focuses management on the overall profitability of the organization.
Free Cash Flow Weighting: 30% 	Cash flows provided from operating activities **less:** ▸ cash paid for purchases of property, equipment and software, acquisitions of businesses and dividends paid **plus:** ▸ cash received from the disposal of property and equipment, and cash received from the divestiture of a business and sale of equity method investments.	▸ Focuses management on achievement of positive free cash flow through increased earnings and aggressive management of working capital levels and capital expenditures.
Safety Metrics Weighting: 10% 	▸ Measured using TCIR* and reported in terms of percent improvement over prior fiscal year. * TCIR is the average number of work-related injuries incurred by 100 workers during a one-year period.	▸ Emphasizes that our employees' safety is our top priority.

Executive Bonus Compensation Plan Opportunity

The Compensation Committee sets performance goals for each metric at threshold, target, and maximum levels. The NEOs' potential annual incentive awards for overall achievement toward these goals are expressed as a percentage of their respective base salaries, as follows:

NEO	At Threshold ▶	At Target	◀ At Maximum
Tony R. Thene	50%	100%	200%
Damon J. Audia	40%	80%	160%
Joseph E. Haniford	40%	80%	160%
James D. Dee	27.5%	55%	110%
David L. Strobel*	40%	80%	160%

* Mr. Strobel's annual bonus for fiscal year 2017 was based on his eligible earnings through his retirement date of August 5, 2016.

The overall attainment is based on the total weighted attainment of all of the individual metrics.

In order to verify EBCP awards, the Audit/Finance Committee reviews the performance data relative to Carpenter's operating results for financial reporting purposes. The Compensation Committee then makes its award determinations.

54 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Compensation Discussion & Analysis • Annual Compensation

Executive Bonus Compensation Plan Metrics and Attainment

The primary financial objective for setting the fiscal year 2017 annual incentive metrics was to encourage earnings performance. The Compensation Committee selected these specific targets after reviewing our operating plan and the environment within which Carpenter operates, and used its judgment to define appropriate targets to align the relationship between pay and performance. The Committee also took into account external analyses of our industry and peer company practices.

Targets are based on Carpenter's fiscal year 2017 annual operating plan, and the annual operating plan is set each year based on certain assumptions. Assumptions include various factors such as:

- Market growth rate projections;
- Market share growth targets;
- Operating cost savings targets offset in certain cases by inflationary trends; and
- Approved spending increases for strategic investments.

Typically, the company's annual operating plan would be expected to reflect a year over year increase in profitability. For fiscal year 2017, the annual operating plan for operating income was flat to actual fiscal year 2016 results despite volume growth and operating cost improvement assumptions. The following factors were considered:

- The headwinds from ongoing weakness in the Global Energy market were driven by depressed oil and gas demand. As of June 30, 2016, the North American quarterly average directional rig count, a leading indicator of oil and gas exploration activity, was down 53% as compared to the same time a year prior. The depressed oil and gas activity also had a significant impact on our Industrial and Consumer end-use market, as demand for materials used in capital equipment and industrial components was impacted by the weak drilling and exploration activity. When setting assumptions for our fiscal year 2017 operating plan, there were limited indications of a recovery in oil prices necessary to spark sustainable increase in activity levels.
- The Transportation market was impacted by a significant macro-economic global trend including weak growth in manufacturing and lower than expected imports, which created lower freight demand and reduced investment in heavy duty truck fleets. This weakness drove sales of heavy duty trucks down 15% during calendar year 2016. A sizable portion of our Transportation end-use market sales is made up of materials used in applications for the production of medium and heavy duty on-road and off-road trucks.
- The limited visibility in the timing of short-term demand patterns in our Aerospace and Defense end-use market as a result of the new engine platform changeover created some expected challenges for us and others in the industry in the early part of fiscal year 2017. We remain confident in the long-term growth potential for this market despite the short-term supply chain challenges.
- There were cost increases related to certain investments in strategic areas such as commercial, research and development, and information technology that were necessary to drive long-term sustainable growth.
- With historically low payouts in the EBCP for fiscal years 2016 and 2015, the annual operating plan for fiscal year 2017 assumed higher variable compensation costs to reflect a more normalized payout. The low payouts in fiscal years 2016 and 2015 were due in large part to lower volumes as a result of the challenging market environment that was partially offset by operating cost improvements. The EBCP attainment for fiscal year 2016 was 20.4% of target, and the attainment for fiscal year 2015 was 20.0% of target.

CARPENTER TECHNOLOGY 2017 PROXY STATEMENT 55

Compensation Discussion and Analysis • Executive Stock Plan

For fiscal year 2017, the achievement targets for the Operating Income, Free Cash Flow, and Safety metrics, and actual year-end attainment adjusted as described below, were as follows:

EBCP Metrics and Attainment

		Attainment %				
	Weight	50%	100%	200%	Result	Attainment
Operating Income*	60%	$90	$124	$155	$123	99%
Free Cash Flow*	30%	$62	$ 85	$106	$ 62	51%
Safety	10%	2.0	1.8	1.6	2.0	50%
Overall Attainment	**100%**					**79.7%**

* Certain unplanned developments throughout the year, including the costs and free cash flow impacts related to an acquisition and the decision to freeze the company's largest defined benefit pension plan, as well as the impact of a $100 million voluntary pension plan contribution, were considered by the Board's Audit/Finance Committee to determine adjustments to a particular bonus metric attainment. These adjustments were reviewed and approved by the Committee.

Fiscal Year 2017 Compensation Decisions

The threshold and maximum operating income and free cash flow targets were set at -27% and +25% of the operating plan, respectively. For fiscal year 2017, the Compensation Committee determined that the year-end results of each metric resulted in 79.7% of overall target incentive attainment.

Executive Stock Plan

Long-Term Equity Incentives

We use the Stock-Based Incentive Compensation Plan for Officers and Key Employees (the "Executive Stock Plan") to provide equity compensation to NEOs and other key personnel. The Executive Stock Plan uses a combination of time-based and performance-based equity vehicles to attract and retain executives who can drive our performance and to create alignment between our executives and our stockholders. The Compensation Committee believes such awards focus executives on Carpenter's longer-term interests and strategic business decisions and encourage retention.

To determine the mix of equity vehicles for the long-term incentive program, the Compensation Committee considered current industry trends, practice among our Comparator Group, and the behaviors the awards are intended to promote. The overall mix of incentive vehicles under the Executive Stock Plan is shown below:

Summary of the Executive Stock Plan Features

Vehicle	Weighting	Description
Stock Options	25%	▸ Vest 1/3 per year on the first three anniversary dates of the grant. ▸ The exercise price is the closing price of Carpenter common stock on the NYSE on the date of the grant. ▸ Options provide a strong tie to stockholders and are inherently performance-based as they only deliver value if the stock price increases.
Performance-based RSUs (TSR)*	25%	▸ Provide executives the opportunity to earn 0-200% of the target award of shares based on our TSR vs. an industry-focused growth index over a three-year period. ▸ Earned shares are immediately vested at the end of the three-year performance period.
Performance-based RSUs (Adjusted EBITDA)*	25%	▸ Provide executives the opportunity to earn 0-200% of the target award of shares based on our Adjusted EBITDA vs. target over a one-year period. ▸ Shares earned at the end of the one-year performance period, if any, vest 50% per year at the end of years two and three. ▸ Paid in cash or stock, at the executive's election.
Time-based RSUs	25%	▸ Vest in full on the third anniversary of the grant date, subject to continued employment on that date.

* Dividends are not accrued or paid on these RSUs until the RSUs are earned.

56 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Compensation Discussion & Analysis • Executive Stock Plan

Fiscal Year 2017 NEO Target LTI Opportunities

For fiscal year 2017, the Compensation Committee relied on benchmarking and each executive's contributions toward corporate goals to determine the following target values of incentives under the long-term incentive program:

NEO	Total LTI Opportunity	Time-Based RSU 25% of LTI	1-Year Performance Based RSU 25% of LTI	3-Year Performance Based RSU 25% of LTI	Stock Options 25% of LTI
Tony R. Thene	$2,800,000	$700,000	$700,000	$700,000	$700,000
Damon J. Audia	$ 700,000	$ 175,000	$175,000	$ 175,000	$175,000
Joseph E. Haniford	$ 600,000	$ 150,000	$150,000	$ 150,000	$150,000
James D. Dee	$ 400,000	$ 100,000	$100,000	$ 100,000	$100,000

Mr. Strobel did not receive LTI for fiscal year 2017 due to his retirement.

Goals for Performance-Based RSUs

We have two types of performance-based RSUs: those tied to three-year relative TSR vs. the Russell RSCC Materials & Processing Growth Index, and those tied to achievement of annual Adjusted EBITDA goals. The goals and attainment results for awards with cycles concluding at the end of fiscal year 2017 are detailed below. The Committee believes that the annual Adjusted EBITDA performance awards coupled with the three-year TSR performance awards provide an appropriate balance to the performance-based awards. This balance will drive both short-term operating performance and longer term stockholder value creation. Our TSR attainment was 0% in fiscal year 2016, and the fiscal year 2017 TSR target at median of the Index is consistent with both our peer group and market practices overall.

Adjusted EBITDA targets are based on the fiscal year 2017 operating plan. For the reasons described in detail under "*Executive Bonus Compensation Plan Metrics and Attainment*", the fiscal year 2017 annual operating plan for Adjusted EBITDA was expected to be relatively flat to actual fiscal year 2016 results despite volume growth and operating cost improvement assumptions. The use of Adjusted EBITDA in our plan blends both an annual and cumulative reward that ensures a focus on both growth and improvement. The Adjusted EBITDA metric is scored at the close of the fiscal year but the recipients vest in this award in 50% increments over the next two years.

The combination of the one-year adjusted EBITDA metric and three-year TSR metric resulted in below target payout of LTI awards in fiscal year 2017. Each of the equity awards carries performance-based criteria, and payouts were commensurate with financial performance. The plan is designed to align executive performance against shorter term goals with a longer vesting period necessary for sustained company growth. We believe the performance periods are appropriate to motivate longer-term thinking while not so remote as to stagnate performance incentives in the immediate term.

	Threshold	**Actual**	Target	Maximum
Performance Targets for Adjusted EBITDA-based RSUs	$245	**$273**	$276	$349
Payout as % of Target	50%	**95%**	100%	200%

	Actual*	Threshold	Target	Maximum
Performance Targets for TSR-based RSUs (Percentile) *TSR vs. Peers*	**10th**	25th	50th	75th
Payout as % of Target	**0%**	50%	100%	200%

* Reflects achievement of fiscal year 2015 three-year performance targets. *See the Long-Term Equity Incentive Plan illustration.*

CARPENTER TECHNOLOGY 2017 PROXY STATEMENT 57

Compensation Discussion and Analysis • Other Compensation

Other Compensation

Special Inducement, Recognition or Retention Awards

During fiscal year 2017, meaningful changes were made to five of Carpenter's eight senior management team roles. This team was charged with creating a performance culture that delivers results directly tied to Carpenter's new operating model. In light of these management changes and the potential challenges faced in implementing and executing Carpenter's newly formulated strategy, the Compensation Committee approved a special equity award for the NEOs, excluding Mr. Strobel who retired in August 2016. In the context of the Board's expectations of the senior leadership team over the next three to five years, the objective was to provide Carpenter's executives with a significant financial incentive to drive company performance and remain with Carpenter through the critical challenges of the next few years.

The rationale for these awards was threefold:

1. Drive retention and continuity across the senior management team over the next three years, at a time when the operating environment is expected to be particularly challenging and through a critical stage in implementing and executing the company's strategic vision;
2. Enhance the portion of compensation aligned to stockholder value creation and strengthen the shared interests of the senior management team and our stockholders; and
3. Recognize the increased responsibilities for senior executives following the changes made across the senior management team, while providing a meaningful financial incentive and reward for successfully executing against expectations.

The Committee was careful to balance a desire to retain and focus senior leaders on execution with stockholder value creation. Accordingly, 67% of the award's value was made in the form of stock options, which place a greater emphasis on sustainable stock price appreciation; and 33% of the value was delivered in the form of time-based RSUs, which place a greater emphasis on retention. Full realization of awards requires continued employment since the awards are subject to cliff vesting after three years.

The awards' value at the grant date were approximately 160% to 214% of the NEOs' salary plus target annual incentive. The following is a summary of the grant date value for each NEO split into stock options and restricted stock units:

NEO	Total Off-Cycle LTI Opportunity	Stock Options 67% of LTI	Time-Based RSUs 33% of LTI
Tony R. Thene	$3,642,281	$2,441,050	$1,201,231
Damon J. Audia	$ 1,409,574	$ 944,690	$ 464,884
Joseph E. Haniford	$1,386,869	$ 929,477	$ 457,392
James D. Dee	$1,001,423	$ 671,158	$ 330,265

The Committee believes that these awards prudently balance the cost and potential risks associated with continuity in the senior leadership team with a focus on the successful delivery of the long-term strategy to the benefit of our stockholders.

58 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Compensation Discussion & Analysis • Retirement and Post-Employment Benefits Retirement and Post-Employment Benefits We believe retirement plans and other post-employment benefits serve to attract and retain talented personnel generally, but they should not be a significant part of the overall compensation program. Ours are largely legacy programs closed to new participants. The General Retirement Plan for Employees of Carpenter Technology Corporation (“GRP”). This is a tax-qualified plan that generally provides retirement benefits to employees at age 65 (with five years of service), from age 55 (with ten years of service), or at any age with 30 years of service. For most employees these benefits are based on either: (a) a fixed monthly rate for each year of service; or (b) the sum of •f the employee’s highest average annual earnings multiplied by 1.3% for each of the first 20 years of service, and •f the employee’s highest average annual earnings multiplied by 1.4% for each year of service over 20. This average is calculated from the highest five annual periods (within the last 20 years) ending on the date of retirement. For purposes of this calculation, “earnings” generally includes salary, bonuses and other cash compensation. The GRP includes Qualified Supplemental Retirement Benefits (“QSERP”), which serve to reduce the company’s obligations under its non-qualified defined benefit plans (described below) by providing the maximum available benefit under the GRP permitted by applicable nondiscrimination rules under the Internal Revenue Code (the “Code”). The GRP and QSERP were closed to new hires and rehires effective January 1, 2012, and therefore do not apply to Messrs. Haniford, Audia, and Thene. Benefits under the QSERP were frozen effective January 1, 2014 and benefits under the GRP were frozen as of December 31, 2016. Carpenter had two restoration plans for those participants whose benefits under the GRP are reduced by limitations under the Code. ffThe Earnings Adjustment Plan of Carpenter Technology Corporation (“EAP”) restored any benefits lost due to Code limitations on compensation that may be considered in the calculation of benefits under the GRP. ffThe Benefit Equalization Plan of Carpenter Technology Corporation (“BEP”) restored any benefits lost as a result of Code limitations on the maximum annual benefit that may be payable under the GRP. In general, benefits under these plans were subject to the same administrative rules as the GRP. Officers and Key Employees Supplemental Retirement Plan of Carpenter Technology Corporation (“OSRP”). This plan provided supplemental pension benefits to participants, including NEOs, whose benefits will be reduced under the GRP because they elected to defer income under the company’s deferred compensation plan. The OSRP restored reductions that occur under the GRP because of income deferrals, without regard to any limitations under the Code. These benefits are subject to the same administrative rules as the GRP. Messrs. Dee and Strobel were the only NEOs that were eligible for benefits under the OSRP. On April 19, 2016, the Board approved the consolidation of the three plans described above (EAP, BEP, and OSRP) into The Benefits Restoration Plan of Carpenter Technology Corporation (“BRP”). This consolidation was purely for administrative convenience and did not result in any substantive changes to any of the three prior plans. The benefits under the consolidated plan were frozen as of December 31, 2016. Supplemental Retirement Plan for Executives of Carpenter Technology Corporation (“SRP”). The Board has designated Mr. Strobel as a participant under this plan. The SRP was designed to provide a minimum level of post-retirement income to certain people in recognition of their service and dedication to Carpenter at the management level. This supplemental benefit is payable for a fixed term of fifteen years, generally beginning in the seventh month following eligibility for GRP monthly payments. The Compensation Committee determined in fiscal year 2010 that the company’s goals underlying the SRP could be better achieved using alternative means. Therefore, effective June 30, 2010, the Board closed entry into the SRP and enacted a freeze on SRP benefits to be earned by current active participants in the plan. Under the freeze, future accruals (5% of a participant’s highest annual earnings per year of service for 59 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Compensation Discussion and Analysis • Retirement and Post-Employment Benefits up to ten years of participation) ceased effective December 31, 2012, and therefore do not apply to Messrs. Audia, Dee, Haniford and Thene. The benefits under this plan were frozen as of December 31, 2016. The Health Protection Account (“HPA”) provides retiree medical benefits for certain employees, including NEOs, who are eligible to receive an immediate retirement benefit from the GRP upon termination of employment. The benefits are equal to monthly credits that participants can use to pay for qualified medical expenses. The monthly credits are determined at retirement by multiplying a participant’s “earned percentage” by the applicable premiums for the Carpenter-sponsored retiree medical plan in the year of retirement, and vary before and after the age at which a participant or the participant’s dependents are eligible for Medicare. Monthly credits are capped at $528 per month pre-Medicare and $338 per month post-Medicare for single coverage, and at $922 per month pre-Medicare and $593 per month post-Medicare for family coverage. The earned percentage is equal to 3% per year of continuous service, but not less than 50% nor more than 90% of the cap. The HPA was closed to new hires effective January 1, 2012, and therefore does not apply to Messrs. Audia, Haniford, and Thene. Carpenter also provides retiree life insurance benefits for some employees, including NEOs, who are eligible to receive an immediate retirement benefit from the GRP upon termination of employment. The face amount of the retiree life insurance benefit is equal to $5,000. Benefits for NEOs under the above plans are discussed in detail in the “Executive Compensation” section of this Proxy Statement. Savings Plans and Deferred Compensation Plan Our Savings Plans are tax-qualified profit sharing plans. Carpenter had a savings plan available to Carpenter employees and certain affiliates who were hired prior to January 1, 2012 (Pre-2012 Savings Plan), a savings plan available to Carpenter employees and certain affiliates who were hired on and after January 1, 2012 (2012 Savings Plan), a savings plan for employees of Amega West Services LLC (a wholly-owned subsidiary), and a savings plan for collectively bargained employees of Latrobe Steel Company (a wholly-owned subsidiary). Effective January 1, 2017, the Pre-2012 Savings Plan and the 2012 Savings Plan were merged into one Savings Plan, which credits the account of every eligible participant annually with an employer contribution of 3% of base salary and an employer matching contribution of up to 6% (subject to IRS limits on the maximum compensation that may be taken into account for this purpose). Eligible participants may contribute up to an additional 100% of base salary to their individual accounts (subject to the same IRS limit on maximum compensation that can be taken into account for such purposes). Participant contributions could not exceed $18,000 per calendar year in 2017 and 2016, unless the participant is or will become age 50 or older during such calendar year, in which event the annual limit was $24,000. The Savings Plan allows for immediate participation by all eligible employees and immediate vesting of all contributions. As further described in the “Tax-Qualified Defined Contribution Pension Plans” section on page 73. If the company’s contribution to a Savings Plan for any executive is limited under the Code, the executive will receive any lost contributions under the company’s deferred compensation plan discussed immediately below. Carpenter sponsors a non-qualified, deferred compensation plan for executives, including NEOs, to supplement these tax-qualified savings plans. If the company’s contribution to a savings plan for any executive is limited under the Code, the executive will receive any lost contributions under this deferred compensation plan. Executives, including NEOs, may annually defer up to 35% of their base pay and up to 100% of their cash incentive payout. Executives are fully vested in all amounts deferred under this plan, including any company contributions. These sums are deliverable to the executive either on a date selected by the participant or upon the occurrence of a specified event. Health Benefits and Disability Insurance Carpenter currently provides its executive officers with the same health and disability insurance plans offered to all employees. In addition, Carpenter encourages each executive officer to have a periodic physical examination, and reimburses executives for certain additional out-of-pocket health costs associated with those exams that are not covered by insurance. This reimbursement is tax deductible to the company. 60 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Compensation Discussion & Analysis • Retirement and Post-Employment Benefits Minimal Perquisites We provide a limited number of perquisites and other personal benefits to NEOs, which we believe are reasonable and consistent with market practices. Carpenter believes each perquisite offered also provides a benefit to the company as noted below: •f annual tax preparation fees up to $1,500 and annual financial planning and tax planning expenses up to $8,500 encourage NEOs to keep up to date and in compliance with complex regulations; •f annual medical examination up to $7,500 for NEOs to encourage proactive health management; •f employment relocation expenses to reduce the administrative burden of relocation in order to encourage new executives to focus on their job with us as soon as possible; and •f parking fees (at our downtown Philadelphia headquarters). Carpenter believes these items are advantageous to our company and our stockholders, and they keep executives focused on the legitimate interests of the business. Severance and Employment Arrangements Carpenter maintains an executive severance plan to address certain terminations in the absence of a change in control. In addition, the company also maintains a change in control severance plan, which provides certain payments and benefits in the event of a change in control. These plans are discussed in more detail in the “Potential Payments Upon Termination of Employment” section that begins on page 74. 61 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Executive Compensation Table of Contents Summary Compensation Table 63 All Other Compensation Table 64 Fiscal Year 2017 Grants of Plan-Based Awards Table65 Outstanding Equity Awards at End of Fiscal Year 2017 Table 66 Fiscal Year 2017 Option Exercises and Stock Vested Table68 Pension Benefits Generally68 Pension Benefits Table 69 Tax-Qualified Defined Benefit Pension Plans 70 Non-Qualified Defined Benefit Pension Plans 71 Non-Qualified Defined Contribution Plan for Officers and Key Employees72 Fiscal Year 2017 Non-Qualified Deferred Compensation Table 73 Tax-Qualified Defined Contribution Pension Plans 73 Potential Payments Upon Termination of Employment 74 Fiscal Year 2017 Potential Payments Upon Termination or Change In Control Table75 62 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Executive Compensation • Summary Compensation Table

Summary Compensation Table

The following table contains information concerning the compensation accrued or paid by Carpenter for services rendered during the fiscal years ended June 30, 2017, 2016, and 2015, by Carpenter's CEO, CFO and each of the other NEOs.

Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (d)	Stock Awards[1] (e)	Option Awards[2] (f)	Non-Equity Incentive Plan Compensation (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[3] (h)	All Other Compensation[4] (i)	Total (j)
Thene, Tony R.	**2017**	**$826,731**	**$ 0**	**$3,624,746**	**$3,141,703**	**$649,862**	**$ 0**	**$291,821**	**$8,534,863**
President	2016	$705,385	$ 0	$1,777,622	$ 550,127	$140,630	$ 0	$ 63,155	$3,236,919
and Chief Executive Officer	2015	$462,614	$ 0	$3,591,148	$ 174,971	$ 74,018	$ 0	$ 54,954	$4,357,705
Audia, Damon J.	**2017**	**$445,877**	**$ 0**	**$1,070,763**	**$1,119,853**	**$282,604**	**$ 0**	**$ 97,358**	**$3,016,455**
Senior Vice President	2016	$304,308	$ 0	$ 282,844	$ 87,514	$ 45,884	$ 0	$ 51,467	$ 772,017
and Chief Financial Officer									
Haniford, Joseph E.	**2017**	**$434,615**	**$ 0**	**$ 976,813**	**$1,079,620**	**$274,659**	**$ 0**	**$ 59,643**	**$2,825,350**
Senior Vice President	2016	$390,769	$100,000	$ 504,039	$ 125,032	$ 60,259	$ 0	$ 45,639	$1,225,738
and Chief Operating Officer									
Dee, James D.	**2017**	**$402,354**	**$ 0**	**$ 676,500**	**$ 771,261**	**$175,325**	**$ 53,061**	**$ 41,569**	**$2,120,070**
Vice President, General	2016	$388,926	$ 0	$ 247,500	$ 82,500	$ 43,244	$132,604	$ 10,809	$ 905,583
Counsel and Secretary	2015	$374,419	$ 0	$ 210,000	$ 70,000	$ 40,976	$ 91,695	$ 9,688	$ 796,778
Strobel, David L.	**2017**	**$ 79,694**	**$ 0**	**$ 0**	**$ 0**	**$ 64,761**	**$ 0[5]**	**$380,240**	**$ 524,695**
Former Senior Vice President	2016	$407,217	$ 0	$ 404,005	$ 125,032	$ 65,859	$547,697	$ 36,780	$1,586,590
and Chief Technology Officer	2015	$390,024	$ 0	$ 637,790	$ 99,988	$ 62,404	$846,543	$ 25,736	$2,062,485

(1) The grant date fair value of stock awards granted to our NEOs in fiscal year 2017 was computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation.

The values shown include annual time-based restricted stock unit awards, special off-cycle RSU awards, and both one-and three-year performance stock unit award opportunities. For the performance stock unit awards, the values in column (e) represent the probable award value on the grant date, which has been determined as if the relevant performance goals were achieved at target. The maximum values of the performance share awards (200% of target) on the grant date were:

Name	Fiscal Year 2017 1 Year Maximum	3 Year Maximum
Tony R. Thene	$1,400,038	$2,046,954
Damon J. Audia	$ 350,009	$ 511,739
Joseph E. Haniford	$ 300,064	$ 438,715
James D. Dee	$ 200,017	$ 292,438
David L. Strobel*	$ 0	$ 0

*Mr. Strobel did not receive the awards described in this section due to his retirement.

Actual attainment for one-year performance stock unit awards for all NEOs was 95% in fiscal year 2017.

(2) The grant date fair value of option awards granted to our NEOs in fiscal year 2017 (including the special off-cycle stock option awards) was computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation.

(3) Shows the aggregate change in the actuarial present value of accumulated benefits under all defined benefit plans (including non-qualified plans) from July 1 to June 30 of fiscal years 2017, 2016, and 2015. The amounts were computed using the same assumptions used for financial statement reporting purposes described in Note 10 to the financial statements contained in Carpenter's 2017 Annual Report on Form 10-K. Amounts paid under the plans use assumptions contained in the plans and may be different from those used for financial reporting purposes.

(4) The amounts shown in this column for fiscal year 2017 are broken down in detail in the "All Other Compensation Table" below.

(5) The actual decline in value from 2016 to 2017 was $170,024.

CARPENTER TECHNOLOGY 2017 PROXY STATEMENT 63

Executive Compensation • All Other Compensation Table

All Other Compensation Table

The following table contains details for the values set forth in Summary Compensation Table Column (i) for all other compensation accrued or paid by Carpenter to the CEO, CFO and each of the other NEOs for the fiscal year ended June 30, 2017.

Name	Year	Perquisites and Other Personal Benefits	Insurance Premiums	Company Contributions to Retirement and 401(k) Plans	Dividend Equivalents on Restricted Stock Units	Consideration for Post-Retirement Commitments	Total
Thene, Tony R. President and Chief Executive Officer	2017	$211,710[1]	$1,390	$34,308	$44,413	$ 0	$291,821
Audia, Damon J. Senior Vice President and Chief Financial Officer	2017	$ 61,092[2]	$1,017	$23,005	$12,244	$ 0	$ 97,358
Haniford, Joseph E. Senior Vice President and Chief Operating Officer	2017	$ 16,127[3]	$ 973	$30,023	$12,520	$ 0	$ 59,643
Dee, James D. Vice President, General Counsel and Secretary	2017	$ 7,875	$ 918	$24,106	$ 8,670	$ 0	$ 41,569
Strobel, David L. Former Senior Vice President and Chief Technology Officer	2017	$ 0	$ 236	$ 1,406	$ 0	$378,598[4]	$380,240

(1) This amount represents $10,000 for financial planning/tax services, $163,726 for relocation expenses and $37,984 for relocation related gross-ups.

(2) This amount represents $9,000 for financial planning/tax services, $31,966 for relocation expenses, $17,286 for relocation related gross-ups and $2,840 for parking fees.

(3) This amount represents $10,000 for financial planning/tax services, $3,127 for relocation expenses and $3,000 for relocation related gross-ups.

(4) This amount represents payments made in accordance with Mr. Strobel's agreement with the company as described in the "Potential Payments Upon Termination of Employment" section of this Proxy Statement.

64 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Executive Compensation • Fiscal Year 2017 Grants of Plan-Based Awards Table

Fiscal Year 2017 Grants of Plan-Based Awards Table

The following table contains information about fiscal year 2017 plan-based awards to NEOs under the company's equity and non-equity incentive plans, which are the Executive Bonus Compensation Plan ("EBCP") and Stock-Based Incentive Compensation Plan for Officers and Key Employees (the "Executive Stock Plan") described in the CD&A section of this Proxy Statement.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards						
Name (a)	Grant Date (b)	Approval Date	Threshold (c)	Target (d)	Maximum (e)	Threshold (f)	Target (g)	Maximum (h)	All Other Stock Awards: Number of Shares of Stock or Units (i)	All Other Option Awards: Number of Securities Underlying Options (j)	Exercise or Base Price of Option Awards ($ / Sh) (k)	Grant Date Fair Value of Stock and Option Awards[2] (l)
Thene, Tony R.	08/01/16	07/20/16	$407,693	$815,385	$1,630,770	8,970	17,940	35,880[3]				$ 700,019
President	08/01/16	07/20/16				8,970	17,940	35,880[4]				$1,023,477
and Chief Executive Officer	08/01/16	07/20/16							17,940			$ 700,019
	08/01/16	07/20/16							30,785[5]			$1,201,231
	08/01/16	07/20/16								64,660[6]	$39.02	$ 700,653
	08/01/16	07/20/16								225,273[7]	$39.02	$2,441,050
Audia, Damon J.	08/01/16	07/20/16	$ 177,292	$354,585	$ 709,170	2,243	4,485	8,970[3]				$ 175,005
Senior Vice President	08/01/16	07/20/16				2,243	4,485	8,970[4]				$ 255,869
and Chief Financial Officer	08/01/16	07/20/16							4,485			$ 175,005
	08/01/16	07/20/16							11,914[5]			$ 464,884
	08/01/16	07/20/16								16,165[6]	$39.02	$ 175,163
	08/01/16	07/20/16								87,181[7]	$39.02	$ 944,690
Haniford, Joseph E.	08/01/16	07/20/16	$172,308	$344,615	$ 689,230	1,923	3,845	7,690[3]				$ 150,032
Senior Vice President	08/01/16	07/20/16				1,923	3,845	7,690[4]				$ 219,357
and Chief Operating Officer	08/01/16	07/20/16							3,845			$ 150,032
	08/01/16	07/20/16							11,722[5]			$ 457,392
	08/01/16	07/20/16								13,856[6]	$39.02	$ 150,143
	08/01/16	07/20/16								85,777[7]	$39.02	$ 929,477
Dee, James D.	08/01/16	07/20/16	$109,991	$219,981	$ 439,963	1,282	2,563	5,126[3]				$ 100,008
Vice President, General	08/01/16	07/20/16				1,282	2,563	5,126[4]				$ 146,219
Counsel and Secretary	08/01/16	07/20/16							2,563			$ 100,008
	08/01/16	07/20/16							8,464[5]			$ 330,265
	08/01/16	07/20/16								9,238[6]	$39.02	$ 100,103
	08/01/16	07/20/16								61,938[7]	$39.02	$ 671,158
Strobel, David L. Former Senior Vice President and Chief Technology Officer	08/01/16	07/20/16	$ 40,628	$ 81,256	$ 162,512	0	0	0	0	0	$ 0.00	$ 0.00

(1) Represents target bonus opportunity established by the Board under the EBCP for a one-year performance period beginning July 1, 2016, and ending June 30, 2017. The threshold is equal to 50% of target and the maximum is equal to 200% of target. For amounts of the actual awards, please see the Summary Compensation Table.

(2) The grant date fair value of stock awards granted to our NEOs in fiscal year 2017 was computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. The grant date fair value of the equity incentive awards was determined based on the probable outcome at the time of grant.

(3) Represents target equity opportunity established by the Board for a one-year performance period beginning July 1, 2016, and ending June 30, 2017. The threshold is equal to 50% of target and the maximum is equal to 200% of target. For details of actual attainment, please reference the CD&A section of this Proxy Statement.

(4) Represents target equity opportunity established by the Board for a three-year performance period beginning July 1, 2016, and ending June 30, 2019. The threshold is equal to 50% of target and the maximum is equal to 200% of target.

(5) Represents a special off-cycle restricted stock unit award granted under the Executive Stock Plan during fiscal year 2017, more fully described in the "Special Inducement, Recognition or Retention Awards" section of the CD&A.

(6) Represents stock options granted under the Executive Stock Plan during fiscal year 2017. The options have a ten-year term, become exercisable ratably over a three-year period following the grant date, and will expire 90 days following termination of employment, except in the case of death, Disability or Retirement (as those terms are defined in the Executive Stock Plan). In the event of death or Disability, all options that were granted more than 12 months prior to the event become fully vested and exercisable by the participant or the participant's estate for the remainder of the original term. In the event of Retirement, all unexercisable options granted more than 12 months before such event become vested, prorata, based on the number of days in service during the restriction period, and are exercisable by the participant or the participant's estate for the remainder of the original term unless the Compensation Committee decides otherwise. Upon a Change in Control, all outstanding options become fully vested and immediately exercisable for the remainder of the original term.

CARPENTER TECHNOLOGY 2017 PROXY STATEMENT 65

Executive Compensation • Outstanding Equity Awards at End of Fiscal Year 2017 Table

(7) Represents a special off-cycle stock option award granted under the Executive Stock Plan during fiscal year 2017, more fully described in the "Special Inducement, Recognition or Retention Awards" section of the CD&A. The options have a ten-year term, become exercisable three years from the grant date, and will expire 90 days following termination of employment, except in the case of death, Disability or Retirement (as those terms are defined in the Executive Stock Plan). In the event of death or Disability, all options that were granted more than 12 months prior to the event become fully vested and exercisable by the participant or the participant's estate for the remainder of the original term. In the event of Retirement, all unexercisable options granted more than 12 months before such event become vested, prorata, based on the number of days in service during the restriction period, and are exercisable by the participant or the participant's estate for the remainder of the original term unless the Compensation Committee decides otherwise. Upon a Change in Control, all outstanding options become fully vested and immediately exercisable for the remainder of the original term.

Outstanding Equity Awards at End of Fiscal Year 2017 Table

The following table contains information about outstanding equity awards held by the NEOs at the end of fiscal year 2017.

	Option Awards					Stock Awards			
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options							
Name	Exercisable	Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[1]	Market Value of Shares or Units of Stock That Have Not Vested[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[2]
Thene, Tony R.	8,479	0[4]	0	$52.41	07/30/23	85,807	$3,211,756	25,409	$951,059
President	8,463	0[5]	0	$59.15	03/01/21				
and Chief Executive Officer	7,016	3,508[6]	0	$53.95	08/01/24				
	19,446	38,892[7]	0	$36.82	08/03/25				
	0	64,660[8]	0	$39.02	08/01/26				
	0	225,273[9]	0	$39.02	08/01/26				
Audia, Damon J.	3,755	7,508[10]	0	$ 31.30	10/19/25	24,411	$ 913,704	5,883	$220,201
Senior Vice President	0	16,165[8]	0	$39.02	08/01/26				
and Chief Financial Officer	0	87,181[9]	0	$39.02	08/01/26				
Haniford, Joseph E.	4,420	8,839[7]	0	$36.82	08/03/25	23,774	$ 889,861	5,543	$ 207,474
Senior Vice President	0	13,856[8]	0	$39.02	08/01/26				
and Chief Operating Officer	0	85,777[9]	0	$39.02	08/01/26				
Dee, James D.	4,952	0[11]	0	$34.77	09/13/20	16,468	$ 616,397	3,684	$ 137,892
Vice President, General	3,144	0[11]	0	$56.52	07/28/21				
Counsel and Secretary	3,596	0[11]	0	$47.86	07/31/22				
	3,392	0[4]	0	$52.41	07/30/23				
	3,511	0[5]	0	$59.15	03/01/21				
	2,807	1,403[6]	0	$53.95	08/01/24				
	2,917	5,834[7]	0	$36.82	08/03/25				
	0	9,238[8]	0	$39.02	08/01/26				
	0	61,938[9]	0	$39.02	08/01/26				
Strobel, David L.	3,575	0[11]	0	$43.65	06/30/18	0	$ 0	624	$ 23,356
Former Senior Vice President	2,956	0[11]	0	$34.95	07/30/20				
and Chief Technology Officer	3,139	0[11]	0	$32.91	09/07/20				
	1,344	0[11]	0	$ 51.26	05/01/21				
	4,491	0[11]	0	$56.52	07/28/21				
	5,137	0[11]	0	$47.86	07/31/22				
	4,845	0[4]	0	$52.41	07/30/23				
	12,205	0[5]	0	$59.15	03/01/21				
	5,356	0[12]	0	$53.95	08/01/24				
	8,140	0[13]	0	$36.82	08/03/25				

66 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Executive Compensation • Outstanding Equity Awards at End of Fiscal Year 2017 Table (1) The table in this footnote provides specific information about the grant and vesting dates for outstanding shares reflected in the above table. # of Shares Named Executive Granted Grant Date Vest Date Thene, Tony R. 14,938 5,101 17,940 30,785 17,043 08/03/15 08/03/15 08/01/16 08/01/16 08/01/16 08/03/18 – 100% 06/30/18 – 50%* 08/01/19 – 100% 08/01/19 – 100% 06/30/18 – 50% 06/30/19 – 50% Audia, Damon J. 2,796 955 4,485 11,914 4,261 10/19/15 10/19/15 08/01/16 08/01/16 08/01/16 10/19/18 – 100% 06/30/18 – 50%* 08/01/19 – 100% 08/01/19 – 100% 06/30/18 – 50% 06/30/19 – 50% Haniford, Joseph E. 3,395 1,159 3,845 11,722 3,653 08/03/15 08/03/15 08/01/16 08/01/16 08/01/16 08/03/18 – 100% 06/30/18 – 50%* 08/01/19 – 100% 08/01/19 – 100% 06/30/18 – 50% 06/30/19 – 50% Dee, James D. 2,241 765 2,563 8,464 2,435 08/03/15 08/03/15 08/01/16 08/01/16 08/01/16 08/03/18 – 100% 06/30/18 – 50%* 08/01/19 – 100% 08/01/19 – 100% 06/30/18 – 50% 06/30/19 – 50% Strobel, David L. 0 N/A N/A *Represents remaining balance of the original award Market value is based on the June 30, 2017, closing price of the company’s common stock ($37.43). Represents the threshold and target opportunities established by the Board for three-year performance awards granted during fiscal years 2016 and 2017, respectively, based on projected attainment percentages on the last day of fiscal year 2017. The actual number of shares earned, if any, will be determined at the end of the applicable performance period. The threshold is 50% of target and the maximum is 200% of target. The table in this footnote provides details for the performance-based stock awards reflected in the above table. (2) (3) Fiscal Year Number of Unearned Shares Named Executive Vest Date Thene, Tony R. 2016 2017 7,469 17,940 06/30/18 – 100% 06/30/19 – 100% Audia, Damon J. 2016 2017 1,398 4,485 06/30/18 – 100% 06/30/19 – 100% Haniford, Joseph E. 2016 2017 1,698 3,845 06/30/18 – 100% 06/30/19 – 100% Dee, James D. 2016 2017 1,121 2,563 06/30/18 – 100% 06/30/19 – 100% Strobel, David L. 2016 624 06/30/18 – 100% (4) (5) (6) (7) (8) (9) Stock options granted on July 30, 2013; one-third vested on each of July 30, 2014, 2015, and 2016. Stock options granted on March 1, 2014; 100% vested on March 1, 2017. Stock options granted on August 1, 2014; one-third vested on each of August 1, 2015 and 2016; the remainder will vest on August 1, 2017. Stock options granted on August 3, 2015; one-third vested on August 3, 2016; one-third will vest on each of August 3, 2017 and 2018. Stock options granted on August 1, 2016; one-third will vest on each of August 1, 2017, 2018 and 2019. A special one-time retention stock option award granted on August 1, 2016; 100% will vest on August 1, 2019. (10) Stock options granted on October 19, 2015; one-third vested on October 19, 2016, and one-third will vest on each of October 19, 2017 and 2018. 67 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Executive Compensation • Fiscal Year 2017 Option Exercises and Stock Vested Table

(11) These stock options were fully vested prior to the fiscal year being reported.

(12) Stock options granted on August 1, 2014; one-third vested on each of August 1, 2015 and 2016; the remaining one-third was prorated and vesting accelerated upon his retirement on August 5, 2016.

(13) Stock options granted August 3, 2015; one-third vested on August 3, 2016; the remaining two-thirds were prorated and vesting accelerated upon his retirement on August 5, 2016.

Fiscal Year 2017 Option Exercises and Stock Vested Table

The following table contains information about options exercised by, and stock vested for the benefit of, NEOs during fiscal year 2017.

	Option Awards		Stock Awards	
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Thene, Tony R. President and Chief Executive Officer	0	$0	5,102	$190,968
Audia, Damon J. Senior Vice President and Chief Financial Officer	0	$0	955	$ 35,746
Haniford, Joseph E. Senior Vice President and Chief Operating Officer	0 0	$0 $0	2,494 1,160	$ 97,116 43,419
Dee, James D. Vice President, General Counsel and Secretary	0	$0	766	$ 28,671
Strobel, David L. Former Senior Vice President and Chief Technology Officer	0	$0	1,065 1,144	$ 45,784 $ 49,181

Pension Benefits Generally

Carpenter maintains several pension and related benefit plans in which the NEOs and other executives are eligible to participate. These plans are described after the notes to the Pension Benefits Table.

The following table contains information about the value of accumulated benefits and number of years of credited service under each of the defined benefit pension plans and supplemental executive retirement plans available to NEOs at the end of fiscal year 2017, based upon assumed retirement dates and the satisfaction of other applicable eligibility criteria.

68 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Executive Compensation • Pension Benefits Table

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit[1]	Payments During Last Fiscal Year
Thene, Tony R.	General Retirement Plan (GRP)[2]	0.00	$ 0	$ 0
President and	Benefits Restoration Plan (BRP)[3]	0.00	$ 0	$ 0
Chief Executive Officer	Supplemental Retirement Plan for Executives (SRP)[4]	0.00	$ 0	$ 0
Audia, Damon J.	GRP[2]	0.00	$ 0	$ 0
Senior Vice President	BRP[3]	0.00	$ 0	$ 0
and Chief Financial Officer	SRP[4]	0.00	$ 0	$ 0
Haniford, Joseph E.	GRP[2]	0.00	$ 0	$ 0
Senior Vice President	BRP[3]	0.00	$ 0	$ 0
and Chief Operating Officer	SRP[4]	0.00	$ 0	$ 0
Dee, James D.	GRP[2]	6.33	$ 263,134	$ 0
Vice President, General	BRP[3]	6.33	$ 242,972	$ 0
Counsel and Secretary	SRP[4]	0.00	$ 0	$ 0
Strobel, David L.	GRP[2]	33.08	$2,231,891	$111,761
Former Senior Vice	BRP[3]	33.08	$2,377,787	$120,749
President and Chief	SRP[4]	33.08	$ 636,926	$ 59,090
Technology Officer				

(1) Present Value of Accumulated Benefit. The amounts in this column are actuarial present values of the applicable plan accumulated benefits using the same assumptions used for financial statement reporting purposes described in Note 10 to the financial statements contained in Carpenter's 2017 Annual Report on Form 10-K and further assuming that each NEO retires on his earliest possible retirement date. The projected age of each participating NEO at his earliest retirement date is as follows: Mr. Strobel – 52 and Mr. Dee – 60. Messrs. Thene, Audia and Haniford are not participants in the company's defined benefit pension plan or supplemental executive retirement plans. Assumptions regarding the value of survivor benefits are that 85% of executives are married and wives are two years younger than husbands. Though all amounts in this column are presented as lump sum present values, only the benefit payable under the GRP is actually payable in the form of a lump sum, and only when the executive is eligible for a monthly GRP annuity in the month following separation. The values reflected for Mr. Strobel represent the value of benefits as of June 30, 2017, based on the actual benefits he elected as a retiree. Mr. Strobel is the only NEO eligible for a lump sum payment under the GRP.

(2) The GRP is a tax-qualified defined benefit pension plan provided to a broad group of employees. It is described in greater detail in the section titled "Tax-Qualified Defined Benefit Pension Plans." The GRP was closed to new hires and rehires effective January 1, 2012, and frozen on December 31, 2016.

(3) The Benefits Restoration Plan (BRP) of Carpenter Technology Corporation restores benefits not paid under the GRP because of (a) limitations on the amount of compensation that may be considered under a tax-qualified plan, (b) limitations on the annual benefit that may be paid under tax-qualified plans, or (c) the application of section 415 of the Internal Revenue Code. Effective December 31, 2016, all benefit and service accruals were frozen for all BRP participants.

(4) Carpenter's SRP provides a benefit in excess of benefits payable under the GRP, Carpenter's other non-qualified pension plans, and Social Security. The benefit under the SRP is calculated similarly to the GRP benefit except that the SRP benefit (in conjunction with the benefit plans it supplements) is limited to 60% of average compensation plus ¼% for each year of service over 30.

The Board closed the SRP to new participants effective June 30, 2010, and reduced future benefit accruals to current participants as of December 31, 2012. Effective December 31, 2016, Carpenter froze the SRP for benefit and service accrual. Continued employment after December 31, 2016, will not count toward determining pension benefits, but will continue to count toward determining eligibility for early or normal retirement.

Benefits under the applicable plan or plans are generally paid in the form of an annuity.

CARPENTER TECHNOLOGY 2017 PROXY STATEMENT 69

Executive Compensation • Tax-Qualified Defined Benefit Pension Plans

Tax-Qualified Defined Benefit Pension Plans

Participation

During fiscal year 2017, Messrs. Dee and Strobel were the only NEOs eligible to participate in the tax-qualified General Retirement Plan ("GRP"). The GRP was closed to new hires and rehires effective January 1, 2012, and therefore does not apply to Messrs. Thene, Audia and Haniford.

GRP Calculation

Retirement benefits pursuant to the GRP are calculated using a formula that considers a participant's years of credited service and average compensation during the five highest 12-month calculation periods that occurred during the last 240 full calendar months of employment. Average compensation includes cash bonuses, but excludes income attributable to equity-based compensation. These retirement benefits are subject to certain limitations under the Internal Revenue Code relating to the maximum amount of compensation that may be taken into account under a tax-qualified plan and the maximum annual benefit that may be paid to any participant by such a plan.

Effective December 31, 2016, Carpenter froze the GRP for benefit and service accrual. Compensation earned and employment after that date will not count toward determining a participant's pension benefit, but will continue to count toward determining eligibility for early or normal retirement.

GRP Payment

All payments to a participant or any beneficiary pursuant to the GRP are conditioned upon the circumstances surrounding the participant's separation from employment, which dictate (a) whether the participant is entitled to an annuity payable beginning in the month immediately following separation (an "immediate annuity") or an annuity payable beginning at a later date (a "deferred annuity"), and (b) whether an immediate annuity, if applicable, will be reduced to account for the participant's age at the commencement of the annuity. An unreduced immediate annuity is referred to as a "full pension."

Full Pension: A participant is entitled to a full pension if separation from employment occurs:

- at or after age 65 with at least five years of service;
- at any age with at least 30 years of service; or
- at age 62 with at least ten years of service.

A full pension is also available based upon permanent disability if the participant has provided at least 15 years of service to the company, or where the participant's age plus service equals one of the following totals:

Employee's Age	Employee's Service	Age + Service =
Under 55	At least 20 years	65 but not 80
Under 55	At least 15 years	At least 80
55 but not 62	At least 15 years	At least 70

Early Pension (payable immediately with age discount): Early retirement is available at age 55 after at least ten years of service (with the benefit amount otherwise payable at age 65 discounted to account for the time during which benefits are paid before the participant reaches age 62), or at age 60 after at least five years of service (with the benefit amount otherwise payable at age 65 discounted for the time during which benefits are paid before the participant reaches age 65).

Deferred Vested Pension: A participant with a vested pension who separates from service without being eligible for an immediate annuity is entitled to receive a deferred annuity that is generally payable without discount at age 65 (or at age 62 if the participant terminated employment after at least 15 years of service). A participant with a deferred vested pension who terminates employment prior to age 55 after at least ten years of employment may elect to have a discounted benefit commence at age 55 in lieu of a benefit commencing at age 65. A participant with a deferred vested pension who terminates employment prior to age 55 with less than ten years of employment may elect to have a discounted benefit commence at age 60 in lieu of a benefit commencing at age 65.

70 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Executive Compensation • Non-Qualified Defined Benefit Pension Plans Form of GRP Payments Benefits collected pursuant to the GRP are typically paid as a monthly annuity for either the life of the participant or, if longer, the life of the beneficiary. Alternatively, a participant who is eligible for an immediate annuity may elect an immediate or delayed lump sum payment. Non-Qualified Defined Benefit Pension Plans Participation During fiscal year 2017, Mr. Strobel participated in the SRP. Mr. Strobel and Mr. Dee both participated in the BRP that restores various payments that are restricted under the GRP. Messrs. Thene, Audia and Haniford are not participants in the SRP or the BRP. SRP Calculation The SRP pays a retirement benefit that normally supplements payments from the GRP, Social Security, and all of Carpenter’s non-qualified defined benefit plans. The retirement benefit under the SRP is calculated similarly to the retirement benefit under the GRP, with three exceptions: ff“compensation” for purposes of the SRP includes certain items of remuneration that are not included in compensation for purposes of the GRP; ffthe SRP does not incorporate limitations on the amount of compensation taken into account under the GRP; and ffthe SRP benefit is limited so that the sum of the participant’s GRP benefit, Primary Social Security Benefit Amount, and non-contributory benefits from all non-qualified deferred compensation plans sponsored by the company, plus any SRP benefit amount, cannot exceed 60% (plus ¼% for each year of service over 30 years) of a participant’s average compensation. The Board closed the SRP to new participants effective June 30, 2010, and reduced future benefit accruals to current participants as of December 31, 2012. Effective December 31, 2016, Carpenter froze the SRP for benefit and service accrual. Continued employment after December 31, 2016, will not count toward determining pension benefits, but will continue to count toward determining eligibility for early or normal retirement. Other Non-Qualified Plan Calculations In addition to the SRP, Carpenter sponsors the BRP that restores benefits that would have been payable under the GRP but for Internal Revenue Code limits on the amount of compensation payable under a tax-qualified plan or that are lost under the GRP due to voluntary deferrals under Carpenter’s non-qualified Deferred Compensation Plan for Officers and Key Employees (“NQDCP”). Generally, the BRP provides the following benefits: ffrestores benefits not paid under the GRP because of limitations on the amount of compensation that may be considered under a tax-qualified plan ($265,000 in 2016); ffrestores benefits not paid under the GRP because of limitations on annual benefits that may be paid from a tax-qualified plan ($210,000 in 2016); and ffrestores benefits not paid under the GRP due to voluntary deferrals under the NQDCP. Effective December 31, 2016, all benefit and service accruals were frozen for all BRP participants. Non-Qualified Payments All non-qualified payments to an executive or any beneficiary are conditioned upon the participant’s separation from employment or (in some instances) on the occurrence of a Change in Control (as defined in the SRP). The following paragraphs describe the eligibility and commencement timing for benefits under the SRP. 71 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Executive Compensation • Non-Qualified Defined Contribution Plan for Officers and Key Employees Full Pension: A participant is entitled to a full pension if the participant separates from employment (i) at or after age 62 after at least five years of service, or (ii) at any age after at least 30 years of service. Such full pension is payable on or about the first day of the month following separation from employment. Early Pension (payable immediately with age discount): A participant with a vested pension who separates from employment is eligible for an immediate annuity so long as the participant meets the following requirements: (i) attainment of age 55, having provided at least ten years but fewer than 30 years of service, or (ii) attainment of age 60 having provided fewer than 10 years of service. The benefit equals the benefit amount otherwise payable at age 62, discounted to account for the time during which benefits are paid before the participant reaches age 62. A disabled participant may commence early pension payments pursuant to the SRP at any age. Deferred Vested Pension: A participant with a vested pension who separates from employment without being eligible for an immediate annuity as described above is entitled to a deferred annuity, payable beginning in the first month after the participant attains age 55 if the participant provided at least ten years of service (with the benefit amount otherwise payable at age 65 discounted to account for the time during which benefits are paid before the participant reaches age 62), or age 60 if the participant provided fewer than ten years of service (with the benefit amount otherwise payable at age 65 discounted to account for the time during which benefits are paid before the participant reaches age 65). With respect to all of the non-qualified plans, payment of benefit amounts for Specified Employees, as defined under Internal Revenue Code Section 409A, are subject to a six-month delay from date of separation from service. Form of Non-Qualified Pension Payments Except when benefits become payable because of a Change in Control, the SRP pays a 15-year certain benefit to the executive or applicable beneficiary. Benefits under the other non-qualified defined benefit plans are generally paid in the form of an annuity. Participants may not elect a lump sum payment, although benefits are paid as a lump sum if they become payable because of a Change in Control. Eligibility of Named Executive Officers at June 30, 2017 Mr. Strobel retired from the company August 5, 2016, with eligibility for a Full Pension under each of the GRP, SRP, and other non-qualified plans. As of June 30, 2017, no other NEO was eligible for a Full or Early Pension under these plans without special circumstances. Non-Qualified Defined Contribution Plan for Officers and Key Employees Under the NQDCP, a participant may defer an additional amount (beyond the amount deferred under a tax-qualified defined contribution plan), not to exceed 35% of base salary, plus all or a portion of bonuses earned under the EBCP. Accounts under the NQDCP were credited for fiscal year 2017 with an employer contribution equal to 3% of the portion of a participant’s base salary that exceeds the Internal Revenue Code limitations on compensation that may be taken into account under the Savings Plans ($270,000 in 2017 and $265,000 in 2016). These contributions vest immediately. A participant’s NQDCP account has the same investment options as those available under the Savings Plans, except that the NQDCP does not include the Standish Mellon Stable Value Fund, the Prudential Core Plus Bond Fund, Collective Trust, or Carpenter stock investment options. In addition, the NQDCP provides the Prudential Total Return Bond Fund class as an investment option. While the NQDCP is intended to be an unfunded plan, benefits may be payable from a trust established by Carpenter to assist in meeting the obligations of the NQDCP at stated times or on the occurrence of stated events. Participants may elect distribution in a lump sum or annual installments (over either 10 or 15 years). 72 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Executive Compensation • Fiscal Year 2017 Non-Qualified Deferred Compensation Table

Fiscal Year 2017 Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year[1]	Aggregate Earnings/(Losses) in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End[2]
Thene, Tony R. President and Chief Executive Officer	$19,519[3]	$16,512	$13,545	$ 0	$ 139,027
Audia, Damon J. Senior Vice President and Chief Financial Officer	$ 0	$ 5,089	$ 544	$ 0	$ 5,633
Haniford, Joseph E. Senior Vice President and Chief Operating Officer	$94,745[3]	$ 4,373	$11,903	$ 0	$ 161,088
Dee, James D. Vice President, General Counsel and Secretary	$ 0	$ 3,816	$ 2,195	$ 0	$ 22,383
Strobel, David L. Former Senior Vice President and Chief Technology Officer	$ 0	$ 0	($37,203)	($163,657)	$ 0

(1) Reflects the fiscal year 2017 company contribution to the NQDCP, which amount is also included in column (i) of the Summary Compensation Table.

(2) The balances shown in this column include amounts disclosed in prior fiscal years for each NEO, as follows: Thene – $89,451; Audia – $0; Haniford – $50,067; and Dee – $0.

(3) The amounts shown in this column are included in the amounts disclosed for the respective NEOs in column (c) of the Summary Compensation Table.

Tax-Qualified Defined Contribution Pension Plans

For the first half of fiscal year 2017, Messrs. Dee and Strobel were participants under Carpenter's tax-qualified 401(k) plan that was closed to new hires and rehires of the company and certain affiliates effective January 1, 2012 (the Savings Plan of Carpenter Technology Corporation "Pre-2012 Savings Plan"). Under this plan, the account of every eligible participant was credited annually with an employer contribution of 3% of base salary (subject to IRS limits on the maximum compensation that may be taken into account for this purpose). The Pre-2012 Savings Plan did not provide for employer matching contributions. Eligible participants could contribute to their plan accounts up to an additional 100% of base salary (subject to the same IRS limits), but participant contributions during a calendar year could not exceed an annual limit of $18,000 in 2017 and 2016, unless the participant was or would become age 50 or older during such calendar year, in which event the annual limit was $24,000 for 2017 and 2016. The Pre-2012 Savings Plan allowed for immediate participation by all eligible employees hired prior to January 1, 2012, and immediate vesting of all contributions.

For the first half of fiscal year 2017, Messrs. Thene, Audia and Haniford were participants under Carpenter's tax-qualified 401(k) plan that was available to new hires and rehires beginning January 1, 2012 (the Savings Plan of Carpenter Technology Corporation effective January 1, 2012 "2012 Savings Plan"). The 2012 Savings Plan credited the account of every eligible participant annually with an employer contribution of 3% of base salary and an employer matching contribution of up to 6% (subject to IRS limits on the maximum compensation that may be taken into account for this purpose). In addition, eligible participants could contribute to their plan accounts up to an additional 100% of base salary (subject to the same IRS limits). Participant contributions during a calendar year could not exceed an annual limit of $18,000 for calendar years 2017 and 2016, unless the participant was or would become age 50 or older during such calendar year, in which event the annual limit was $24,000 for 2017 and 2016. The 2012 Savings Plan allowed for immediate participation by all eligible employees hired on or after January 1, 2012, and immediate vesting of all contributions.

Effective January 1, 2017, the Pre-2012 Savings Plan and the 2012 Savings Plan were merged into the Savings Plan of Carpenter Technology Corporation (the "Savings Plan"), which credits the account of every eligible participant annually with an employer contribution of 3% of base salary and an employer matching contribution of up to 6% (subject to IRS limits on the maximum compensation that may be taken into account for this purpose). In addition, an eligible participant may contribute up to an additional 100% of base salary (subject to the same IRS limit). Participant contributions during a

CARPENTER TECHNOLOGY 2017 PROXY STATEMENT 73

Executive Compensation • Potential Payments Upon Termination of Employment calendar year may not exceed an annual limit of $18,000 for calendar years in 2017 and 2016, unless the participant is or will become age 50 or older during such calendar year, in which event the annual limit is $24,000 for 2017 and 2016. The Savings Plan allows for immediate participation by all eligible employees and immediate vesting of all contributions. Potential Payments Upon Termination of Employment Severance and Employment Arrangements Severance Pay Plan for Executives of Carpenter Technology Corporation (“Executive Severance Plan”). The Executive Severance Plan provides a standard practice of addressing executive severance following a termination without cause or resignation for good reason in the absence of a Change in Control. The plan provides for the continuation of certain elements of compensation and benefits, which are more fully described below. All current NEOs employed with Carpenter as of June 30, 2017, were covered under the Executive Severance Plan. The following table shows benefits an executive will receive if the executive’s employment is terminated without cause or the executive resigns with good reason in the absence of a Change in Control. Senior and Corporate CEO (Pay Grade Level 31) Vice Presidents (Pay Grade Levels 23 – 30) Key Employees (Pay Grade Level 22) Benefit Severance payment (lump sum or installments at Carpenter’s discretion) 18 months of base salary 12 months of base salary 6 months of base salary Annual bonus (prorated) Yes Yes Yes Lump sum payment of cost of medical and prescription coverage 18 months 12 months 6 months Executive outplacement services 12 months 12 months 6 months Amended and Restated Carpenter Technology Corporation Change in Control Severance Plan (“Change in Control Severance Plan”). The Change in Control Severance Plan provides for certain payments and benefits to a covered executive whose employment with Carpenter ceases during the two-year period following a Change in Control of the company due to a termination without “cause” or a resignation for “good reason,” as more fully described below. The Change in Control Severance Plan does not provide for any gross-up on excise taxes for any executive and provides that benefits will be reduced to the extent an excise tax would have applied. Following a Change in Control, if an executive’s employment is terminated without cause or an executive resigns with good reason, in addition to any other rights or benefits to which the executive is entitled in the ordinary course, the executive will receive the benefits outlined below. Benefit CEO Senior Vice Presidents Corporate Vice Presidents Lump sum severance payment 3x base salary 1x target annual bonus 2x base salary 1x target annual bonus 1x base salary 1x target annual bonus Lump sum payment of cost of medical, prescription and dental coverage 18 months 6 months n/a Health and welfare benefits under COBRA 18 months 18 months 12 months Executive outplacement services 12 months 12 months 12 months Reimbursement of any reasonable legal fees incurred to enforce the plan Yes Yes Yes 74 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Executive Compensation • Fiscal Year 2017 Potential Payments Upon Termination or Change in Control Table Benefits payable under the Change in Control Severance Plan will be reduced to the extent necessary to ensure that those benefits, when added to any other payments, rights or benefits due to the executive in connection with the Change in Control, do not implicate the deductibility limitations of Section 280G of the Internal Revenue Code. The Potential Payments Upon Termination or Change in Control Table illustrates the benefits that would be payable to each of the NEOs in connection with a hypothetical termination of employment or Change in Control on the last day of our most recently completed fiscal year (or with respect to Mr. Strobel only, the benefits he was entitled to receive upon his termination prior to such year-end). All of the NEOs were covered at fiscal year-end, with the exception of Mr. Strobel, who retired from the company effective August 5, 2016. For purposes of the Change in Control Severance Plan, “Change in Control” includes: ffacquisition by a person or group of more than 50% of Carpenter’s outstanding common stock or more than 50% of the combined voting power of Carpenter’s then outstanding securities; ffchange in the composition of the majority of the Board without the approval of the incumbent directors; ffcertain mergers, sales of assets or similar transactions where the company’s stockholders, determined immediately before the transaction, do not control the surviving entity; or ffstockholder approval of a liquidation or dissolution of the company. Mr. Strobel and Carpenter entered into an agreement dated August 5, 2016, in which Mr. Strobel agreed to comply with certain commitments related to confidentiality, non-competition, and protection of Carpenter’s intellectual property, in exchange for a payment of $406,276 payable over a twelve-month period (which was equal to twelve months of his base salary), plus a lump sum of $19,200 (the cost of twelve months of medical coverage continuation). Stock-Based Incentive Compensation Plan The table below reflects that the company’s Stock-Based Incentive Compensation Plan provides, upon a Change in Control, for the waiver of performance and vesting conditions otherwise applicable to outstanding equity awards. For purposes of the Stock-Based Incentive Compensation Plan, “Change in Control” includes: ffacquisition by a person or group, during any time period, of more than 50% of Carpenter’s outstanding common stock; ffacquisition by a person or group, during any 12-month period, of stock representing more than 35% of the combined voting power of Carpenter’s then outstanding securities; ffchange in the composition of the majority of the Board without the approval of the incumbent directors; or ffsale of 50% or more of Carpenter’s assets. Fiscal Year 2017 Potential Payments Upon Termination or Change in Control Table The table does not include benefits that are generally available to salaried employees on a non-discriminatory basis, previously vested stock awards, or benefits disclosed in the Pension Benefits Table and the Non-Qualified Deferred Compensation Plan Table to the extent payable in the ordinary course (i.e., without enhancement attributable to the severance event or Change in Control). The table in all cases assumes the termination event occurred on June 30, 2017 (or with respect to Mr. Strobel only, on his retirement date of August 5, 2016), and values equity awards based on the per share closing price of the company’s common stock on that date ($37.43). This table is intended only for illustrative purposes; the rights and benefits due to any executive upon an actual termination of employment or Change in Control can only be determined at the time of such event, based on circumstances then existing and arrangements then in effect. 75 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Executive Compensation • Fiscal Year 2017 Potential Payments Upon Termination or Change in Control Table

		Before Change in Control	Before Change in Control	Before Change in Control	After Change in Control[2]
Named Executive	Benefit	Retirement or Resignation[1]	Death or Disability	Termination by the Company without Cause or Resignation for Good Reason	Termination by the Company without Cause or Resignation for Good Reason
Thene, Tony R. President and Chief Executive Officer	Restricted Stock Unit Award (08/03/15)	$ 0	$ 559,129	$ 0	$ 559,129
	Restricted Stock Unit Award (08/01/16)	$ 0	$ 671,494	$ 0	$ 671,494
	Restricted Stock Unit Award (08/01/16)	$ 0	$1,152,283	$ 0	$1,152,283
	Performance Share Opportunity (08/03/15)[3]	$ 0	$ 186,376	$ 0	$ 559,129
	Performance Share Opportunity (08/01/16)[4]	$ 0	$ 223,832	$ 0	$ 671,494
	Performance Share Award (08/03/15)	$ 0	$ 190,930	$ 0	$ 190,930
	Performance Share Award (08/01/16)[5]	$ 0	$ 637,919	$ 0	$ 671,494
	Stock Option Award (08/03/15)	$ 0	$ 23,724	$ 0	$ 23,724
	Severance-Executive Severance Plan[6]	$ 0	$ 0	$1,325,420	$ 0
	Severance-Change in Control Plan[7]	$ 0	$ 0	$ 0	$3,482,577
Audia, Damon J. Senior Vice President and Chief Financial Officer	Restricted Stock Unit Award (10/19/15)	$ 0	$ 104,654	$ 0	$ 104,654
	Restricted Stock Unit Award (08/01/16)	$ 0	$ 167,874	$ 0	$ 167,874
	Restricted Stock Unit Award (08/01/16)	$ 0	$ 445,941	$ 0	$ 445,941
	Performance Share Opportunity (10/19/15)[3]	$ 0	$ 34,885	$ 0	$ 104,654
	Performance Share Opportunity (08/01/16)[4]	$ 0	$ 55,958	$ 0	$ 167,874
	Performance Share Award (10/19/15)	$ 0	$ 35,746	$ 0	$ 35,746
	Performance Share Award (08/01/16)[5]	$ 0	$ 159,489	$ 0	$ 167,874
	Stock Option Award (10/19/15)	$ 0	$ 46,024	$ 0	$ 46,024
	Severance-Executive Severance Plan[6]	$ 0	$ 0	$ 487,480	$ 0
	Severance-Change in Control Plan[7]	$ 0	$ 0	$ 0	$1,313,201
Haniford, Joseph E. Senior Vice President and Chief Operating Officer	Restricted Stock Unit Award (08/03/15)	$ 0	$ 127,075	$ 0	$ 127,075
	Restricted Stock Unit Award (08/01/16)	$ 0	$ 143,918	$ 0	$ 143,918
	Restricted Stock Unit Award (08/01/16)	$ 0	$ 438,754	$ 0	$ 438,754
	Performance Share Opportunity (08/03/15)[3]	$ 0	$ 42,370	$ 0	$ 127,075
	Performance Share Opportunity (08/01/16)[4]	$ 0	$ 47,973	$ 0	$ 143,918
	Performance Share Award (08/03/15)	$ 0	$ 43,381	$ 0	$ 43,381
	Performance Share Award (08/01/16)[5]	$ 0	$ 136,732	$ 0	$ 143,918
	Stock Option Award (08/03/15)	$ 0	$ 5,392	$ 0	$ 5,392
	Severance-Executive Severance Plan[6]	$ 0	$ 0	$ 470,356	$ 0
	Severance-Change in Control Plan[7]	$ 0	$ 0	$ 0	$1,273,059
Dee, James D. Vice President, General Counsel and Secretary	Restricted Stock Unit Award (08/03/15)	$ 0	$ 83,881	$ 0	$ 83,881
	Restricted Stock Unit Award (08/01/16)	$ 0	$ 95,933	$ 0	$ 95,933
	Restricted Stock Unit award (08/01/16)	$ 0	$ 316,808	$ 0	$ 316,808
	Performance Share Opportunity (08/03/15)[3]	$ 0	$ 27,960	$ 0	$ 83,881
	Performance Share Opportunity (08/01/16)[4]	$ 0	$ 31,978	$ 0	$ 95,933
	Performance Share Award (08/03/15)	$ 0	$ 28,634	$ 0	$ 28,634
	Performance Share Award (08/01/16)[5]	$ 0	$ 91,142	$ 0	$ 95,933
	Stock Option Award (08/03/15)	$ 0	$ 3,559	$ 0	$ 3,559
	Severance-Executive Severance Plan[6]	$ 0	$ 0	$ 443,828	$ 0
	Severance-Change in Control Plan[7]	$ 0	$ 0	$ 0	$ 665,779
Strobel, David L. Former Senior Vice President and Chief Technology Officer	Performance Share Opportunity (08/03/15)[3]	$ 23,356	$ 23,356	$ 23,356	$ 46,675
	Post-Retirement Agreement[8]	$425,476			

76 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Executive Compensation • Fiscal Year 2017 Potential Payments Upon Termination or Change in Control Table

(1) Mr. Strobel retired prior to June 30, 2017, and therefore is ineligible for payments or benefits as a result of termination or Change in Control, with the exception of an open performance award.

(2) Values above the dotted line are attained at the time of a Change in Control with or without termination of employment. Values below the dotted line require a Change in Control and a subsequent severance event.

(3) Values represent two-thirds of the threshold performance opportunity in the case of death or Disability, and one hundred percent of the target performance opportunity in the case of a Change in Control, for all NEOs with the exception of Mr. Strobel, whose value represents his actual prorated target resulting from his retirement.

(4) Values represent one-third of the target performance opportunity in the case of death or Disability, and one hundred percent of the target performance opportunity in the case of Change in Control.

(5) Values represent actual attainment in the case of death or Disability, and one hundred percent of the target performance opportunity in the case of a Change in Control.

(6) The Board of Directors approved the Executive Severance Plan to create a standard practice of addressing executive severance in certain circumstances. All NEOs are subject to the provisions of this plan with the exception of Mr. Strobel. Details of the Executive Severance Plan are summarized above. The values of the described benefits are as follows:

Named Executive	Base Salary	Benefit Continuation	Outplacement	Total
Tony R. Thene	$1,275,000	$30,420	$20,000	$1,325,420
Damon J. Audia	$ 447,200	$20,280	$20,000	$ 487,480
Joseph E. Haniford	$ 440,000	$10,356	$20,000	$ 470,356
James D. Dee	$ 403,548	$20,280	$20,000	$ 443,828

(7) All NEOs except Mr. Strobel are subject to the Change in Control Severance Plan, the details of which are summarized above. The values of the described benefits are as follows:

Named Executive	Base Salary and Bonus	Benefit Continuation	Outplacement	Total
Tony R. Thene	$3,400,000	$62,577	$20,000	$3,482,577
Damon J. Audia	$1,252,160	$41,041	$20,000	$1,313,201
Joseph E. Haniford	$1,232,000	$21,059	$20,000	$1,273,059
James D. Dee	$ 625,499	$20,280	$20,000	$ 665,779

Messrs. Thene, Audia and Haniford are subject to reduced benefits because otherwise they would have an aggregate parachute value, consisting of payments or distributions payable pursuant to the Change in Control Severance Plan or otherwise, that exceeds the threshold amount that would subject them to the excise tax under Section 4999 of the Code. Pursuant to the terms of the Change in Control Severance Plan, the following cutbacks would likely be applied to avoid the excise tax: Mr. Thene would have his severance benefits reduced by $3,298,890, Mr. Audia would have his severance benefits reduced by $1,150,638, and Mr. Haniford would have his severance benefits reduced by $452,981. The amounts shown in this footnote and in the main table above reflect the full value of each NEO's respective severance benefits before applying the cutback.

(8) Value represents the full amount Mr. Strobel is entitled to receive pursuant to the agreement between him and Carpenter dated August 5, 2016.

CARPENTER TECHNOLOGY 2017 PROXY STATEMENT 77

General Information Why We Solicit Proxies Carpenter’s Board of Directors is soliciting proxies so that every stockholder will have an opportunity to vote during the Annual Meeting – even those who cannot attend the Annual Meeting in person. You are being asked to vote on four proposals: ffThe election of four directors, Steven E. Karol, Robert R. McMaster, Gregory A. Pratt, and Tony R. Thene, each to a three-year term that will expire in 2020; ffApproval of the appointment of PricewaterhouseCoopers LLP as Carpenter’s independent registered public accounting firm to perform its integrated audit for fiscal year 2018; ffApproval of the compensation of Carpenter’s Named Executive Officers, in an advisory vote; and ffThe selection, on an advisory basis, of the frequency of future stockholder advisory votes on executive compensation. Method and Cost of Solicitation Carpenter will pay the cost of preparing, assembling, and delivering the Notice of Annual Meeting, Proxy Statement, and proxy card. Directors, officers, and other employees of Carpenter may solicit proxies in person or by telephone without additional compensation. The company has also hired Georgeson Inc. to assist with the solicitation of proxies for a fee of $9,000. Brokers and persons holding shares for the benefit of others may incur expenses in forwarding proxies and accompanying materials and in obtaining permission from beneficial owners to execute proxies. On request, Carpenter will reimburse those expenses. Who Can Vote Stockholders who were record owners of Carpenter common stock at the close of business on August 11, 2017, which is the record date for the Annual Meeting, may vote at the Annual Meeting. On August 11, 2017, there were 46,757,548 shares of Carpenter common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote. Each participant in the Savings Plan of Carpenter Technology Corporation, the Savings Plan of Amega West Services LLC, or the Latrobe Steel Company Voluntary Investment Program may direct The Vanguard Group, as trustee, how to vote the shares credited to the participant’s account. Vanguard will vote the shares as directed and will treat any such directions it receives as confidential. Vanguard will vote any blank proxies or any shares for which no direction is received in the same proportion or manner as the directed shares. Vanguard must receive voting instructions no later than Thursday, October 5, 2017. How to Vote You may vote in one of four ways VOTE ONLINE If your shares are held in the name of a broker, bank, or other nominee: Vote your Carpenter shares by accessing the website address given on the proxy card you received from your broker, bank, or other nominee. You will need the control number that appears on your proxy card when you access the web page. If your shares are registered in your name: Vote your Carpenter shares by visiting the website www.proxyvote.com and following the on-screen instructions. You will need the control number that appears on your proxy card when you access the web page. 78 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

General Information • Broker Non-Votes and Abstentions VOTE BY TELEPHONE If your shares are held in the name of a broker, bank, or other nominee: Vote your Carpenter shares by following the telephone voting instructions, if any, provided on the proxy card you received from such broker, bank, or other nominee. If your shares are registered in your name: Vote your Carpenter shares by calling toll-free 1-800-690-6903 and following the instructions, which will lead you through the voting process. You will need the control number that appears on your proxy card when you call. VOTE BY RETURNING YOUR PROXY CARD You may vote by signing and returning your proxy card. Stockholders of record receive the proxy materials, including a proxy card, from Carpenter. Stockholders who beneficially own their shares through a bank or brokerage firm in “street name” will receive the proxy materials, together with a voting instruction form, from their bank or broker. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card without specifying choices, your shares will be voted as recommended by the Board of Directors. If you are a stockholder of record, unless you tell us to vote differently, we plan to vote signed and returned proxies for the nominees for director; to approve the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2018; to approve the compensation of Carpenter’s named executive officers in an advisory vote; and for a frequency of “every year” for future advisory votes on executive compensation. Stockholders who hold their shares in street name should refer to “Broker Non-Votes and Abstentions” below for information about how their shares will be voted on any matter for which they do not provide instructions to their bank or broker. If you wish to give a proxy to someone other than those designated on the proxy card, you may do so by crossing out the names of the designated proxies and inserting the name of another person. The person representing you should then present your signed proxy card at the meeting. VOTE BY BALLOT AT THE MEETING You may attend the Annual Meeting and vote by ballot that you will receive at the meeting. Beneficial owners can vote at the meeting by requesting a legal proxy from www.proxyvote.com at least ten calendar days before the meeting. Your admission ticket to the Annual Meeting is either attached to your proxy card or is in the e-mail by which you received your Proxy Statement. If your shares are held in the name of a broker, bank, or other nominee, and you wish to attend the meeting, you should obtain a letter from your broker, bank, or other nominee indicating that you are the beneficial owner of a stated number of shares of Carpenter stock as of the record date August 11, 2017. Broker Non-Votes and Abstentions A broker non-vote occurs when the bank or brokerage firm holding shares on behalf of a stockholder does not receive timely voting instructions from the beneficial owner of the shares and does not have discretionary authority to vote those shares on specified matters. If you are a beneficial owner and hold your shares in street name, and you do not give your broker or other nominee instructions on how to vote your shares with respect to the election of directors, the advisory vote on executive compensation, or the advisory vote on the frequency of future say-on-pay votes, no votes will be cast on your behalf with respect to those proposals. Your broker or nominee will be permitted to exercise discretionary authority to vote your shares to ratify our selection of PwC as our independent registered public accounting firm even if you do not give voting instructions with respect to that proposal. Because each proposal, except for the say-on-frequency vote will be determined by a majority of the votes cast, broker non-votes will have no effect on the outcome of any vote. 79 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

General Information • Quorum and Required Votes Quorum and Required Votes We need a quorum of stockholders to conduct business at the Annual Meeting. A quorum will be present if the holders of at least a majority of the outstanding shares entitled to vote either attend or are represented by proxy at the Annual Meeting. Broker non-votes and votes withheld (abstentions) are counted as present for the purpose of establishing a quorum. Carpenter’s By-Laws and Delaware law govern the vote needed to approve the proposals. Assuming the presence of a quorum, all actions, with the exception of the say-on-frequency vote, properly presented at the Annual Meeting may be approved by a majority of the total votes cast. The frequency that receives the most votes in the say-on-frequency vote will be presented to the Board on an advisory basis. Abstentions and broker non-votes as to any matter are not included in the vote count for that matter, and will have no impact on the outcome of the approval of that matter. If You Change Your Mind After Voting You can revoke your proxy at any time before it is voted at the Annual Meeting. You can write to Carpenter’s Corporate Secretary at 1735 Market Street, 15th Floor, Philadelphia, PA 19103, stating that you wish to revoke your proxy and that you need another proxy card. More simply, you can vote again, either over the Internet or by telephone. Your last vote is the vote that will be counted. If you attend the Annual Meeting, you may vote by ballot, which will cancel your previous proxy vote. Stockholder Nominations to the Board of Directors Under Carpenter’s By-Laws, in order to nominate a person for election at the 2018 Annual Meeting of Stockholders, you must provide written notice of your proposed nomination to the Corporate Secretary at Carpenter’s headquarters, 1735 Market Street, 15th Floor, Philadelphia, PA 19103, between June 4, 2018, and July 17, 2018. Your notice must contain your name, address, and the number of shares of Carpenter stock you own, in addition to the other information required in our By-Laws, together with a signed statement from the person recommended for nomination indicating that he or she consents to be considered as a nominee and will serve as a director if elected. Carpenter may require any proposed nominee to furnish other information reasonably necessary to determine the person’s eligibility to serve as a director. Only individuals nominated in accordance with Carpenter’s By-Laws and applicable Delaware law are eligible for election as a director. 2018 Stockholder Proposals If you wish to include a proposal in the Proxy Statement for the 2018 Annual Meeting of Stockholders, we must receive your written proposal no later than May 17, 2018. The proposal should be mailed by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission (“SEC”), the laws of the State of Delaware, and Carpenter’s By-Laws. Stockholder proposals may be mailed to the Corporate Secretary, Carpenter Technology Corporation, 1735 Market Street, 15th Floor, Philadelphia, PA 19103. Under Carpenter’s By-Laws, stockholder proposals that are not included in the proxy materials may be presented at the 2018 Annual Meeting of Stockholders only if they meet the above requirements and the Corporate Secretary is notified in writing of the proposals between June 14, 2018, and July 17, 2018. For each matter that you wish to bring before the meeting, you must provide the information required in Carpenter’s By-Laws. Householding of Proxy Materials The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements for two or more stockholders sharing the same address by delivering a single proxy statement to that address unless contrary instructions have been received from one of the affected stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for Carpenter. 80 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

General Information • Where You Can Find More Information If you prefer, Carpenter will promptly deliver a separate copy of the Proxy Statement to you if you request one by writing or calling as follows: Corporate Secretary at Carpenter Technology Corporation, 1735 Market Street, 15th Floor, Philadelphia, PA 19103, telephone 610-208-2102. If you want to receive separate copies of the Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the address and phone number above. Where You Can Find More Information Carpenter files annual, quarterly and current reports, proxy statements, and other information with the SEC. These SEC filings are also available to the public from the website maintained by the SEC at www.sec.gov or at www.cartech.com. Upon request of any stockholder, a copy of Carpenter’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017, including a list of the exhibits thereto, may be obtained, without charge, by writing to Carpenter’s Corporate Secretary at Carpenter Technology Corporation, 1735 Market Street, 15th Floor, Philadelphia, PA 19103. 81 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Other Matters The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement. If any other business is properly brought before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the proxy holders to vote on such business in accordance with their judgment. By order of the Board of Directors, James D. Dee Vice President, General Counsel and Secretary 82 CARPENTER TECHNOLOGY 2017 PROXY STATEMENT

Our values

Zero Injury Workplace

We believe that all injuries are preventable and that the safety of all employees is our top priority.

Transparency

We speak to each other openly and honestly and are proactive in communicating up, down, and across the organization.

Above the Line Accountability

We require each of us to take personal responsibility to "See It, Own It, and Do It" to obtain desired results.

Performance

We choose to excel at what we do, and we are intolerant of not meeting or beating expectations, goals, and promises.

Professional Confrontation

We speak up, and we speak out, but once we make well-informed decisions, supported by reliable data, we move on.

Collaboration

We are invested in our teammates' success and in cross-functional initiatives in order to make the organization better.

Dignity and Respect

We value each person as an individual, respect their aspirations, and act honorably in our interactions.

Integrity and Ethics

We act responsibly and maintain high ethical standards in the way we interact with each other, customers, suppliers, and communities.

Carpenter Technology Corporation (NYSE:CRS) is a leading producer and distributor of premium specialty alloys, including titanium alloys, powder metals, stainless steels, alloy steels, and tool steels as well as drilling tools. Carpenter’s high-performance materials and advanced process solutions are an integral part of critical applications used within the aerospace, transportation, medical and energy markets, among other sectors. Building on its history of innovation, Carpenter’s superalloy and titanium powder technologies support a range of next-generation products and manufacturing techniques, including additive manufacturing or 3D printing. Carpenter Technology Corporation 1735 Market Street Philadelphia, PA 19103 United States

 CARPENTER TECHNOLOGY CORPORATION 1735 MARKET STREET PHILADELPHIA, PA 19103 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees 000 01 Steven E. Karol 02 Robert R. McMaster03 Gregory A. Pratt04 Tony R. Thene The Board of Directors recommends you vote FOR proposals 2 and 3: ForAgainst Abstain 2. Approval of PricewaterhouseCoopers LLP as the independent registered public accounting firm. 3. Advisory approval of the company's Executive Compensation. 000 000 The Board of Directors recommends you vote 1 YEAR on the following proposal:1 year 2 years 3 years Abstain 4. Approval on frequency of holding future votes on Executive Compensation. NOTE: This proxy, when properly executed, will be voted in the manner directed hereon. If no direction is made, this proxy will be voted FOR election of the nominees for directors in Proposal 1 and FOR Proposals 2 and 3 and FOR 1 year in Proposal 4. 0000 0000343954_1 R1.0.1.17 0 (see reverse for instructions)YesNo Please indicate if you plan to attend this meeting00 Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Admission Ticket Annual Meeting of Stockholders of Carpenter Technology Corporation Tuesday, October 10, 2017 - 11:00 AM If you plan to attend the 2017 Annual Meeting of Stockholders, please mark the appropriate box on the proxy card on the reverse side. Please present this admission ticket to the Carpenter Technology Corporation representative. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com CARPENTER TECHNOLOGY CORPORATION Annual Meeting of Stockholders October 10, 2017-11:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder of Carpenter Technology Corporation appoints James D. Dee and Damon J. Audia, or either of them, proxies with full power of substitution, to vote all shares of stock which the stockholder would be entitled to vote if present at the Annual Meeting of Stockholders of CARPENTER TECHNOLOGY CORPORATION and at any adjournment thereof. The meeting will be held at the Pyramid Club, 1735 Market Street, Philadelphia, Pennsylvania, on Tuesday, October 10, 2017, at 11:00 a.m. local time. Said proxies are hereby granted all powers the stockholder would possess if present. The stockholder hereby revokes any proxies previously given with respect to such meeting. THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR ALL OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AND 1 YEAR IN PROPOSAL 4 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. 0000343954_2 R1.0.1.17 (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side